EXHIBIT 99.2
                                                                  EXECUTION COPY






                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

                                  BY AND AMONG

                         NATIONAL GOLF PROPERTIES, INC.,

                   NATIONAL GOLF OPERATING PARTNERSHIP, L.P.,

                           AMERICAN GOLF CORPORATION,

                             GOLF ENTERPRISES, INC.,

                       DAVID G. PRICE AND DALLAS P. PRICE,

             THE DAVID G. PRICE TRUST AND THE DALLAS P. PRICE TRUST,

                              THE AGC CONTRIBUTORS,

                       THE TRANSFERRED ENTITY CONTRIBUTORS



                                       AND



                        AMERICAN INTERNATIONAL GOLF, INC.



                           DATED AS OF MARCH 29, 2002

                                TABLE OF CONTENTS
                                -----------------
                                                                            Page
                                                                            ----

                                    ARTICLE I
                                   DEFINITIONS


                                   ARTICLE II
                                 THE NGP MERGER

2.1      The NGP Merger.......................................................13
2.2      Effective Time.......................................................13
2.3      Effects of the NGP Merger............................................13
2.4      Conversion of NGP Common Stock.......................................13
2.5      NGP Merger Sub Common Stock..........................................14
2.6      Options..............................................................14
2.7      Articles of Incorporation............................................14
2.8      By-Laws..............................................................15
2.9      Board of Directors; Management.......................................15

                                   ARTICLE III
                                 THE NGOP MERGER

3.1      The NGOP Merger......................................................15
3.2      Effective Time.......................................................15
3.3      Effects of the NGOP Merger...........................................15
3.4      Conversion of Partnership Interests..................................15

                                   ARTICLE IV
                               THE AGC ACQUISITION

4.1      General..............................................................16
4.2      Instruments of Transfer; Payment of AGC Transfer Consideration.......16

                                    ARTICLE V
                               THE GEI ACQUISITION

5.1      General..............................................................17
5.2      Instruments of Transfer; Payment of GEI Transfer Consideration.......17

                                   ARTICLE VI
                      THE TRANSFERRED INTERESTS ACQUISITION

6.1      General..............................................................18
6.2      Instruments of Transfer; Payment of Transfer Consideration...........19

                                   ARTICLE VII
                REPRESENTATIONS AND WARRANTIES OF THE PRICE GROUP

7.1      Organization and Related Matters.....................................20
7.2      Subsidiaries; Minority Interests.....................................21
7.3      Authority; No Violation..............................................21
7.4      Consents and Approvals...............................................22
7.5      Authorized Capitalization; Ownership of Equity Interests.............22
7.6      Regulatory Documents.................................................24
7.7      Financial Statements.................................................24
7.8      Contracts............................................................25
7.9      No Other Broker......................................................26
7.10     Legal Proceedings....................................................26
7.11     Compliance with Applicable Law.......................................26
7.12     Environmental Liability..............................................27
7.13     Insurance............................................................28
7.14     Employee Benefit Plans; ERISA........................................28
7.15     Labor Matters........................................................31
7.16     Technology and Intellectual Property.................................31
7.17     Real Property........................................................31
7.18     Asset Sales..........................................................33
7.19     Distributions........................................................33
7.20     Filing Documents.....................................................33
7.21     Transactions with Affiliates.........................................33
7.22     Absence of Certain Changes...........................................34
7.23     State Takeover Statutes..............................................34

                                  ARTICLE VIII
                    REPRESENTATIONS AND WARRANTIES OF THE AGC
              CONTRIBUTORS AND THE TRANSFERRED ENTITY CONTRIBUTORS

8.1      Authority; No Violation..............................................34
8.2      Consents and Approvals...............................................35
8.3      Ownership of Equity Interests........................................35
8.4      Corporate Existence and Power........................................36

                                   ARTICLE IX
                 REPRESENTATIONS AND WARRANTIES OF NGP AND NEWCO

9.1      Organization and Related Matters.....................................36
9.2      Authority; No Violation..............................................36
9.3      Consents and Approvals...............................................37
9.4      Investment Purpose...................................................37
9.5      Independent Committee Approval.......................................37
9.6      No Other Broker......................................................37
9.7      Intention Regarding GEI..............................................37

                                    ARTICLE X
                                    COVENANTS

10.1     Conduct of Business by the Price Entities............................38
10.2     Conduct of Business by the NGP Group.................................40
10.3     Insurance............................................................41
10.4     Employees, Employee Benefits.........................................41
10.5     Third-Party Proposals................................................42
10.6     Officers' and Directors' Indemnification.............................43
10.7     State Takeover Statutes..............................................43
10.8     NGOP Leases..........................................................43
10.9     Reasonable Best Efforts - Tax Treatment..............................43
10.10    Return Filing and Payment of Taxes...................................44
10.11    Pledges..............................................................44
10.12    Delivery of Documents................................................44

                                   ARTICLE XI
                              ADDITIONAL AGREEMENTS

11.1     Regulatory Matters...................................................44
11.2     Access to Information................................................46
11.3     Stockholders' Approval...............................................46
11.4     Legal Conditions to Merger...........................................46
11.5     NYSE Authorization...................................................47
11.6     Additional Agreements................................................47
11.7     Advice of Changes....................................................47
11.8     Director Designation Agreement.......................................47
11.9     Affiliates...........................................................48
11.10    Plan of Reorganization...............................................48
11.11    Intercompany Payables................................................48
11.12    Seller Releases......................................................48
11.13    Partners Agreement...................................................48
11.14    Title Insurance Affidavits...........................................49

                                   ARTICLE XII
                                   TAX MATTERS

12.1     Tax Indemnification..................................................49
12.2     Allocation of Certain Taxes..........................................49
12.3     Filing Responsibility; Payments......................................50
12.4     Refunds..............................................................50
12.5     Control of Tax Audits................................................51
12.6     Representations......................................................52
12.7     Cooperation and Exchange of Information..............................53
12.8     Tax Sharing Agreements...............................................54
12.9     Survival.............................................................54

                                  ARTICLE XIII
                              CONDITIONS PRECEDENT

13.1     Conditions to Each Party's Obligation to Effect the Transactions.....54
13.2     Conditions to Obligations of NGP and Newco...........................55
13.3     Conditions to Obligations of the Price Group.........................56

                                   ARTICLE XIV
                            TERMINATION AND AMENDMENT

14.1     Termination..........................................................57
14.2     Effect of Termination................................................59
14.3     Amendment............................................................59
14.4     Extension; Waiver....................................................59

                                   ARTICLE XV
                                 INDEMNIFICATION

15.1     Indemnification by the Indemnifying Parties..........................60
15.2     Calculation and Payment of Losses....................................61
15.3     Termination of Indemnification.......................................61
15.4     Procedures...........................................................62
15.5     Arbitration..........................................................63
15.6     Exclusive Remedy.....................................................65

                                   ARTICLE XVI
                               GENERAL PROVISIONS

16.1     Closing..............................................................65
16.2     Survival of Representations, Warranties and Agreements...............65
16.3     Expenses.............................................................65
16.4     Authority of Independent Committee...................................66
16.5     Notices..............................................................66
16.6     Interpretation.......................................................68
16.7     Counterparts.........................................................69
16.8     Entire Agreement.....................................................69
16.9     Governing Law........................................................69
16.10    Severability.........................................................69
16.11    Publicity............................................................70
16.12    Assignment; Third Party Beneficiaries................................70
16.13    Waiver of Jury Trial.................................................70
16.14    Termination of AGC Contributor Agreements............................70
16.15    Representative of the AGC Contributors and Transferred Entity
         Contributors.........................................................70

Exhibits
--------

Exhibit A             -    Voting Agreement
Exhibit B             -    Form of Registration Rights Agreement
Exhibit C             -    Equity Interests in AGC, GEI and the
                           Transferred Entities
Exhibit D             -    Form of Certificate of Designation of Class C
                           Preferred Stock
Exhibit E             -    Knowledge of the Price Group
Exhibit F             -    Directors and Officers of NGP Merger Sub
Exhibit G             -    Form of Closing Release
Exhibit H             -    Consents Required for Closing
Exhibit I             -    Pledge and Escrow Agreement
Exhibit J             -    Affiliate Letter
Exhibit K             -    AGC Contributor Agreements
Exhibit L             -    Consent of Trustee
Exhibit M             -    Consent of Spouse

                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

        AGREEMENT AND PLAN OF MERGER AND REORGANIZATION, dated as of March 29, 2002 (this "AGREEMENT"), by and among NATIONAL GOLF PROPERTIES, INC., a Maryland corporation ("NGP" or the "GENERAL PARTNER"), NATIONAL GOLF OPERATING PARTNERSHIP, L.P., a Delaware limited partnership ("NGOP"), AMERICAN GOLF CORPORATION, a California corporation ("AGC"), GOLF ENTERPRISES, INC., a Kansas corporation ("GEI"), the DAVID G. PRICE TRUST, the DALLAS P. PRICE TRUST, David
G. Price and Dallas P. Price (collectively, the "PRICES"), the AGC CONTRIBUTORS, the TRANSFERRED ENTITY CONTRIBUTORS and AMERICAN INTERNATIONAL GOLF, INC., a Delaware corporation ("NEWCO").

         WHEREAS, AGC, the primary tenant of NGOP, has experienced liquidity problems that have, among other things, caused it to default on certain lease payments to NGOP;

         WHEREAS, in connection with this default and AGC's liquidity problems, NGP has had discussions with AGC involving a restructuring of the relationship between NGOP, AGC and certain Affiliates of AGC;

         WHEREAS, as a result of the aforementioned discussions, the Boards of Directors of Newco, NGP (for itself and in its capacity as sole general partner of NGOP), AGC and GEI and the Independent Committee have determined that it is in the best interests of their respective companies and stockholders or limited partners, as the case may be, for Newco, NGP, NGOP, the Prices, AGC, GEI and the Transferred Entity Contributors to consummate the transactions contemplated hereby subject to the terms and conditions set forth herein, including (i) the merger of NGP Merger Sub into NGP (the "NGP MERGER"), with NGP surviving; (ii) immediately after the NGP Merger, the merger of NGOP Merger Sub with and into NGOP (the "NGOP MERGER"), with NGOP surviving; (iii) immediately after the NGOP Merger, the acquisition by Newco of the AGC Interests from the AGC Contributors (the "AGC ACQUISITION"); (iv) immediately after the AGC Acquisition, the acquisition by NGP of the GEI Interests from the Trusts (the "GEI ACQUISITION"); and (v) immediately after the GEI Acquisition, the acquisition by Newco of the Transferred Interests from the Transferred Entity Contributors (the "TRANSFERRED INTERESTS ACQUISITION");

         WHEREAS, NGP and Newco have required, as a condition to their willingness to enter into this Agreement, that, simultaneously herewith, that certain Voting Agreement, dated as of the date hereof and attached hereto as EXHIBIT A (the "VOTING AGREEMENT"), shall be duly executed and delivered, and pursuant to that certain Voting Agreement, the parties thereto have agreed to, among other things, vote all of the Equity Interests in NGP and NGOP, owned by them, as applicable, in favor of the approval and adoption of this Agreement, the Reorganization and the other transactions contemplated hereby;

         WHEREAS, on the Closing Date, the Prices and the Trusts will enter into a registration rights agreement with Newco substantially in the form attached as EXHIBIT B hereto (the "REGISTRATION RIGHTS AGREEMENT");

         WHEREAS, it is the intention of the parties that the NGP Merger will qualify as a "reorganization" under Section 368(a) of the Code and such merger, together with the NGOP Merger, the AGC Acquisition and the Transferred Interest Acquisition, will qualify as an exchange under Section 351 of the Code;

         WHEREAS, it is the intention of the parties that the GEI Acquisition will be a taxable exchange under Section 1001 of the Code; and

         WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Reorganization and also to prescribe certain conditions to the Reorganization.

         NOW, THEREFORE, in consideration of the premises, covenants, representations, warranties and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         For all purposes of this Agreement, the following terms shall have the respective meanings set forth as follows (such definitions to be equally applicable to both the singular and plural forms of the terms herein defined):

         "1994 PLAN" shall have the meaning set forth in Section 4.1.

         "ACQUISITION PROPOSAL" shall have the meaning set forth in Section
10.5.

         "AFFILIATE" shall mean any individual, partnership, corporation, entity or other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Person specified. For purposes of this Agreement, (i) each of the Prices shall be deemed an Affiliate of AGC, GEI and the Transferred Entities, and vice versa, prior to but not after the Closing, (ii) the Transferred Entity Contributors shall be deemed Affiliates of each Transferred Entity in which it holds an Equity Interest prior to but not after the Closing, (iii) neither of the Prices shall be deemed an Affiliate of NGP or NGOP, and vice versa and (iv) Newco and NGP shall be deemed Affiliates of AGC, GEI and the Transferred Entities from and after but not prior to the Closing.

         "AFFILIATE LETTER" shall have the meaning set forth in Section 11.10.

         "AGC" shall have the meaning set forth in the preamble.

         "AGC/GEI CONSENTS" shall have the meaning set forth in Section 7.4.

         "AGC ACQUISITION" shall have the meaning set forth in the recitals.

         "AGC CONTRIBUTOR AGREEMENTS" shall have the meaning set forth in
Section 16.14.

         "AGC CONTRIBUTORS" means all Persons identified in EXHIBIT C hereto as owning AGC Interests.

         "AGC INTERESTS" shall mean all of the Equity Interests in AGC set forth on EXHIBIT C hereto (including Equity Interests which AGC or any of its Subsidiaries has committed or is obligated to issue (whether such commitment is written or unwritten)).

         "AGC OPTION" shall have the meaning set forth in Section 4.1.

         "AGC OPTION HOLDER" shall have the meaning set forth in Section 4.1.

         "AGC OPTION PLANS" shall have the meaning set forth in Section 4.1.

         "AGC TRANSFER CONSIDERATION" shall have the meaning set forth in
Section 4.1.

         "AGREEMENT" shall have the meaning set forth in the preamble.

         "APPLICABLE LAW" shall mean any domestic or foreign federal, state or local statute, law (whether statutory or common law, regulation or otherwise), ordinance, rule, administrative interpretation, regulation, order, writ, injunction, directive, judgment, decree, policy, guideline or other requirement (including those of the NASD, NYSE or any other self-regulatory organization) applicable to NGP, Newco, the Prices, the AGC Contributors, the Transferred Interest Contributors, the Price Entities or any of their respective Affiliates, properties, assets, officers, directors, employees or agents, as the case may be.

         "ASSOCIATIONS" shall mean the following non-stock associations: Berry Creek 19th Hole Club; Berry Creek Tennis Club; Blackstone 19th Hole Club; Buffalo Creek Golf Club; Mesquite Golf Course Beverage Club; Riverside Golf Course Beverage Club; Riverchase Bar & Grill Club; Cobblestone Club Beverages; Diamond Oaks Association, Inc.; ECC Club; Fort Worth Golf Club, Inc.; Ridgeview Beverages; Tribute 19th Hole Club; Waterview 19th Hole Club; the Sycamore Club and Southwyck Club.

         "BALANCE SHEETS" shall have the meaning set forth in Section 7.7(a).

         "BUSINESS DAY" shall mean any day that the NYSE is normally open for trading and that is not a day on which banks in the City of Los Angeles or the City of New York are authorized or required to close for regular banking business.

         "CLASS C PREFERRED STOCK" means the class C preferred stock, par value $.01 per share, of Newco, with such rights, preferences and privileges as set forth in the Class C Preferred Stock Certificate of Designation attached as EXHIBIT D hereto.

         "CLOSING" shall have the meaning set forth in Section 16.1.

         "CLOSING DATE" shall have the meaning set forth in Section 16.1.

         "CLOSING RELEASE" shall mean the release, dated as of the Closing Date in the form attached hereto as EXHIBIT G, to be signed by each of the Prices, the Trusts, the AGC Contributors and the Transferred Entity Contributors.

         "CODE" shall mean the Internal Revenue Code of 1986, as amended.

         "CONFIDENTIALITY AGREEMENT" shall have the meaning set forth in Section 11.2(b).

         "CONSENT OF TRUSTEE" shall mean the consent from the trustee as provided on EXHIBIT L hereto.

         "CONTESTED CLAIM" shall have the meaning set forth in Section 15.4.

         "CONTRACTS" shall have the meaning set forth in Section 7.8.

         "CONTRIBUTORS" shall mean the AGC Contributors and the Transferred Entity Contributors, other than the Prices and the Trusts.

         "CONTRIBUTOR DISCLOSURE SCHEDULE" shall have the meaning set forth in the introduction to Article VIII.

         "CONTROLLED GROUP LIABILITY" shall mean any and all liabilities (i) under Title IV of ERISA, (ii) under Section 302 of ERISA, (iii) under Sections 412 and 4971 of the Code, (iv) as a result of a failure to comply with the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code or the group health plan requirements of section 701 et seq. of the Code and Section 701 et seq. of ERISA, and (v) under corresponding or similar provisions of foreign laws or regulations.

         "DALLAS P. PRICE TRUST" shall mean that trust dated May 14, 1998 (as amended) organized under the laws of the State of California, for which Dallas
P. Price is the sole trustee.

         "DAVID G. PRICE TRUST" shall mean that trust dated March 5, 1998 (as amended) organized under the laws of the State of California, for which David G. Price is the sole trustee.

         "DELAWARE SECRETARY" shall mean the Secretary of State of the State of Delaware.

         "DIRECTOR DESIGNATION AGREEMENT" shall mean the Amended and Restated Director Designation Agreement, dated as of March 29, 1999, among NGP, NGOP and David G. Price.

         "DISCLOSURE LETTER" shall mean the letter agreement, dated as of the date hereof, by and among the parties hereto.

         "DRULPA" shall mean the Revised Uniform Limited Partnership Act of the State of Delaware.

         "EMPLOYEE BENEFIT PLAN" shall mean any material employee benefit plan, program, policy, practices, or other arrangement providing benefits to any current or former employee, officer or director of any of the Price Entities or any beneficiary or dependent thereof that is sponsored or maintained by any of the Price Entities or to which any of the Price Entities contributes or is obligated to contribute, whether or not written, including without limitation any employee welfare benefit plan within the meaning of Section 3(1) of ERISA, any employee pension benefit plan within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA) and any material bonus, incentive, deferred compensation, vacation, stock purchase, stock option, severance, employment, change of control or fringe benefit plan, program or policy.

         "EMPLOYMENT AGREEMENT" shall mean a contract, offer letter or agreement (other than stock option agreements and other equity-based award agreements, including performance share award agreements) of any of the Price Entities with or addressed to any individual who is rendering or has rendered services thereto as an employee or consultant pursuant to which any of the Price Entities has any actual or contingent liability or obligation to provide compensation, severance and/or benefits in consideration for past, present or future services.

         "ENCUMBRANCE" shall mean any lien, pledge, hypothecation, security interest, claim, charge, commitment, option, right of first offer, right of first refusal, restriction on the right to transfer, dispose of or vote any Equity Interests or receive dividends and/or distributions in respect of such Equity Interests (other than a restriction on transferability imposed by securities laws) or other encumbrance of any kind or nature whatsoever (whether absolute or contingent).

         "ENVIRONMENTAL LAWS" shall have the meaning set forth in Section 7.12.

         "EQUITY INTEREST" of a Person shall mean any capital stock, membership interest, partnership interest, joint venture interest and any other ownership interest in that Person and any right or option to acquire such an interest.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the rules, regulations and class exemptions of the Department of Labor thereunder.

         "ERISA AFFILIATE" shall mean, with respect to any entity, trade or business, any other entity, trade or business that is, or was at the relevant time, a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes or included the first entity, trade or business, or that is, or was at the relevant time, a member of the same "controlled group" as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA; provided, however, that with respect to each of the Price
                      --------  -------
Entities, neither NGP nor any of its Subsidiaries, including NGOP, shall be deemed to be an ERISA Affiliate for purposes of this Agreement.

         "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

         "EXCLUDED TAXES" shall have the meaning set forth in Section 12.1(c).

         "FAIR MARKET VALUE" shall mean (i) with respect to the Newco Common Stock, the average of the high and low sales price of the NGP Common Stock as reported in the principal consolidated transaction reporting system of the New York Stock Exchange for the 10 trading days ending the trading day prior to the Closing Date and (ii) with respect to the Class C

Preferred Stock, the amount determined pursuant to Section 15.2 of the Price Disclosure Schedule.

         "FINAL AWARD" shall have the meaning set forth in Section 15.5(d).

         "FINANCIAL STATEMENTS" shall have the meaning set forth in Section 7.7(a).

         "FIRST EFFECTIVE TIME" shall have the meaning set forth in Section 2.2.

         "GAAP" shall mean generally accepted accounting principles as used in the United States of America as in effect at the time any applicable financial statements were or are prepared or any act requiring the application of GAAP was or is performed.

         "GEI" shall have the meaning set forth in the preamble.

         "GEI ACQUISITION" shall have the meaning set forth in the recitals.

         "GEI INTERESTS" shall mean all of the Equity Interests in GEI set forth on EXHIBIT C hereto (including Equity Interests which GEI or any of its Subsidiaries has committed or is obligated to issue (whether such commitment is written or unwritten)).

         "GEI TRANSFER CONSIDERATION" shall have the meaning set forth in
Section 5.1.

         "GENERAL PARTNER" shall have the meaning set forth in the preamble.

         "GOVERNMENTAL AUTHORITY" shall mean any United States or foreign government, any state, local or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including the SEC or any other United States or foreign government authority, agency, department, board, commission or instrumentality of the United States, any state of the United States or any political subdivision thereof or any foreign jurisdiction, and any court, tribunal or arbitrator(s) of competent jurisdiction, and any United States or foreign governmental or non-governmental self-regulatory organization, agency or authority (including the NYSE and the NASD).

         "GUARANTEES" shall have the meaning set forth in Section 11.13.

         "GUARANTORS" shall have the meaning set forth in Section 11.13.

         "HSR ACT" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

         "INCOME TAXES" shall mean any Tax imposed upon or measured by net income.

         "INCURRED LOSSES" shall have the meaning set forth in Section 15.5(d).

         "INDEMNIFIED PARTY" shall have the meaning set forth in Section
15.4(a).

         "INDEMNIFYING PARTIES" shall mean the Prices and the Trusts.

         "INDEPENDENT COMMITTEE" shall mean the Independent Committee of the Board of Directors of NGP presently consisting of Charles S. Paul, Bruce Karatz and John C. Cushman, III.

         "INJUNCTION" shall have the meaning set forth in Section 13.1(c).

         "INSURANCE POLICIES" shall have the meaning set forth in Section 7.13.

         "INTELLECTUAL PROPERTY" shall have the meaning set forth in Section
7.16.

         "IRS" shall mean the Internal Revenue Service.

         "J.A.M.S." shall have the meaning set forth in Section 15.5(a).

         "KNOWLEDGE" of the Price Group means actual knowledge after reasonable inquiry by any of the Persons specified on EXHIBIT E.

         "LEASED REAL PROPERTY" shall have the meaning set forth in Section 7.17(a).

         "LEASES" shall have the meaning set forth in Section 7.17(b).

         "LIEN" shall mean any mortgage, pledge, lien (statutory or otherwise), encumbrance, deed of trust, charge or adverse claim, or a security interest of any kind affecting title (including without limitation any conditional sale or other title retention agreement or any lease in the nature thereof).

         "LOSS" shall mean any and all claims, losses, liabilities, costs, penalties, fines and amounts paid or expenses incurred (including reasonable fees for attorneys, accountants, consultants and experts), damages, obligations to third parties, expenditures, judgments, awards or settlements that are imposed upon or otherwise incurred by the relevant party.

         "MARYLAND SECRETARY" shall mean the Secretary of State of the State of Maryland.

         "MBCL" shall mean the Business Corporation Law of the State of Maryland.

         "MULTIEMPLOYER PLAN" shall mean any "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA.

         "MULTIPLE EMPLOYER PLAN" shall have the meaning set forth in Section 7.14(g).

         "NASD" means the National Association of Securities Dealers, Inc., NASD Regulation, Inc. and their respective Subsidiaries.

         "NEWCO" shall have the meaning set forth in the preamble.

         "NEWCO COMMON STOCK" shall mean the common stock, par value $.01 per share, of Newco.

         "NGOP" shall have the meaning set forth in the preamble.

         "NGOP COMMON UNIT" shall mean Common Unit as defined in the NGOP Partnership Agreement.

         "NGOP LEASES" shall mean those leases for golf courses between NGOP and a Price Entity.

         "NGOP MERGER" shall have the meaning set forth in the recitals.

         "NGOP MERGER SUB" shall mean the Delaware limited liability company and direct, wholly owned Subsidiary of Newco that will be formed prior to the First Effective Time to effect the NGOP Merger.

         "NGOP PARTNERSHIP AGREEMENT" shall mean the Third Amended and Restated Agreement of Limited Partnership of NGOP, dated as of July 28, 1999.

         "NGP" shall have the meaning set forth in the preamble.

         "NGP COMMON STOCK" shall mean the common stock, par value $.01 per share, of NGP.

         "NGP DISCLOSURE SCHEDULE" shall have the meaning set forth in the introduction to Article IX.

         "NGP INDEMNITEE LIMITATION EXCEPTION" shall have the meaning set forth in Section 15.2(b).

         "NGP INDEMNITEES" shall have the meaning set forth in Section 15.1(a).

         "NGP MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on the ability of NGP and Newco to complete the Closing pursuant to the terms hereof and/or comply with their obligations hereunder, other than any change, event, effect or occurrence to the extent arising from any breach by any member of the Price Group of any of their respective representations, warranties, covenants or agreements hereunder.

         "NGP MERGER" shall have the meaning set forth in the recitals.

         "NGP MERGER EXCHANGE RATIO" shall have the meaning set forth in Section 2.4(a).

         "NGP MERGER SUB" shall mean the Maryland corporation and direct, wholly owned subsidiary of Newco that will be formed prior to the First Effective Time to effect the NGP Merger.

         "NGP STOCK PLANS" shall have the meaning set forth in Section 2.6.

         "NGP SURVIVING CORPORATION" shall have the meaning set forth in Section 2.1.

         "NONMATERIAL PROPERTY MATTERS" shall mean matters that (A) are not substantial in character, amount or extent in relation to the applicable Owned or Leased Real Property and (B) do not detract from the use, utility or value of the applicable Owned or Leased Real Property or otherwise impair the present business operations at such location
(other than to a de minimis extent).

         "NYSE" shall mean the New York Stock Exchange, Inc.

         "ORGANIZATIONAL DOCUMENTS" shall mean the charter, bylaws, partnership agreement, operating agreement or comparable constitutional or organizational documents of any Person.

         "OWNED REAL PROPERTY" shall have the meaning set forth in Section 7.17(c).

         "PENDING" with respect to a Proceeding shall mean filed with or brought by a Governmental Authority or any other Person against a Person, for which written notice has been delivered to such Person.

         "PERMITS" shall have the meaning set forth in Section 7.11(a).

         "PERMITTED LIENS" shall mean (i) liens for taxes not yet due and payable or which are being contested in good faith and by appropriate proceedings; (ii) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like liens arising in the ordinary course of business which are less than $10,000 in amount (or for which reserves equal to the amount of the liens have been established on the financial statement of the applicable Price Entity) and which are being contested in good faith and by appropriate proceedings; or (iii) easements, rights-of-way, encroachments, restrictions, conditions and other similar encumbrances incurred or suffered in the ordinary course of business and which, individually or in the aggregate, are Nonmaterial Property Matters.

         "PERSON" shall mean any individual, corporation, company, partnership (limited or general), limited liability company, joint venture, association, trust or other business entity.

         "PLAN" shall mean any Employee Benefit Plan other than a Multiemployer Plan.

         "PLEDGED AMOUNT" shall have the meaning set forth in Section 15.2(c).

         "PLEDGES" shall have the meaning set forth in Section 10.11.

         "PLEDGORS" shall have the meaning set forth in Section 10.11.

         "PRE-CLOSING PERIOD" means any taxable period (or portion thereof) that ends on or before the Closing Date, including the portion of the Straddle Period up to and including the Closing Date, provided, however, that with respect to
                                      --------  -------
AGC and any Transferred Entity that is an S corporation, the Pre-Closing Period shall exclude the Closing Date.

         "PRICE DISCLOSURE SCHEDULE" shall mean the disclosure schedule delivered by the Price Group to NGP and Newco concurrently herewith.

         "PRICE EMPLOYEES" shall have the meaning set forth in Section 10.4(b).

         "PRICE ENTITIES" shall mean AGC, GEI, the Transferred Entities and their respective Subsidiaries.

         "PRICE GROUP" shall mean the Prices, the Trusts, AGC, the AGC Contributors, GEI and the Transferred Entity Contributors.

         "PRICE GROUP INDEMNITY CAP" shall mean $25 million.

         "PRICE GROUP INDEMNITY THRESHOLD" shall mean $1 million; provided,
                                                                  --------
however, that the Price Group Indemnity Threshold with respect to Losses solely
-------
relating to or arising from inaccuracies or breaches of any representation or warranty contained in Section 7.7(b) shall be $7.5 million.

         "PRICE MATERIAL ADVERSE CHANGE" shall mean (a) a material adverse change on the business, assets, liabilities, financial condition or results of operations of AGC, GEI and the Transferred Entities, taken as a whole, other than any change resulting from (i) general economic conditions or conditions affecting companies in the industries in which AGC, GEI or the Transferred Entities operates or affecting the golf course industry generally; (ii) the failure of any Price entities to pay amounts due under the NGOP Leases or (iii) the lawsuits designated on Schedule 7.10(a) of the Price Disclosure Schedule as the "Excepted Lawsuits," and any similar suits filed subsequent to the date hereof, against any member of the Price Group and/or the Transferred Entities alleging violations of federal securities laws and breaches of fiduciary duties in connection with sales of securities of NGP, or with respect to the transactions contemplated hereby or (b) an impairment on the ability of any member of the Price Group from completing the Closing pursuant to the terms hereof and/or comply with their respective obligations hereunder in all material respects, other than any change, effect, event or occurrence to the extent arising from any breach by NGP, NGOP or Newco of any of their respective representations, warranties, covenants and agreements hereunder. Notwithstanding the foregoing, a Price Material Adverse Change shall not be deemed to occur as a result of an impairment on the ability of (x) AGC Contributors whose AGC Interests represent, in the aggregate, less than 5% of the outstanding AGC Interests and (y) Transferred Entity Contributors whose Transferred Entity Interests represent, in the aggregate, less than 5% of the outstanding Transferred Entity Interests in any Transferred Entity to complete the Closing pursuant to the terms hereof.

         "PRICE MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on the business, assets, liabilities, financial condition or results of operations of AGC, GEI and the Transferred Entities, taken as a whole, or on the ability of any member of the Price Group to complete the Closing pursuant to the terms hereof and/or comply with their respective obligations hereunder, other than any change, effect, event or occurrence to the extent arising from any breach by NGP, NGOP or Newco of any of their respective representations, warranties, covenants and agreements hereunder. Notwithstanding the foregoing, a Price Material Adverse Effect shall not be deemed to occur as a result of an impairment on the ability of (x) AGC Contributors whose AGC Interests represent, in the aggregate, less than 5% of the outstanding AGC Interests and (y) Transferred Entity Contributors whose Transferred Entity Interests represent, in the aggregate, less than 5% of the outstanding Transferred Entity Interests in any Transferred Entity to complete the Closing pursuant to the terms hereof.

         "PRICE PARTNERS AGREEMENT" shall mean the Shareholders and Partners Agreement, dated as of July 2, 1998, by and between Dallas P. Price and David G. Price.

         "PRICES" shall have the meaning set forth in the preamble.

         "PROCEEDING" shall have the meaning set forth in Section 7.10.

         "PROXY STATEMENT/PROSPECTUS" shall have the meaning set forth in
Section 11.1(a).

         "QUALIFIED PLANS" shall have the meaning set forth in Section 7.14(c).

         "REGISTRATION RIGHTS AGREEMENT" shall have the meaning set forth in the recitals.

         "REGISTRATION STATEMENT" shall mean the Registration Statement on Form S-4 under the Securities Act to be prepared and filed by Newco with respect to the Newco Common Stock issuable in the NGP Merger and the NGOP Merger.

         "REGULATORY DOCUMENTS" shall mean, with respect to a Person, all forms, reports, registration statements, schedules and other documents filed, or required to be filed, by such Person pursuant to the Securities Laws.

          "REORGANIZATION" shall mean the NGP Merger, the NGOP Merger, the AGC Acquisition, and GEI Acquisition and the Transferred Interests Acquisition.

         "REORGANIZATION AGREEMENT" shall have the meaning set forth in Exhibit G hereto.

         "REPRESENTATIVE" shall have the meaning set forth in Section 16.15.

         "REPRESENTED CONTRIBUTORS" shall have the meaning set forth in Section 16.15.

         "REQUISITE REGULATORY APPROVALS" shall have the meaning set forth in
Section 13.2(c).

         "RETURNS" means returns, reports and forms required to be filed with any domestic or foreign Taxing Authority.

         "S CORPORATION" shall have the meaning set forth in Section 1361 of the Code.

         "SEC" shall mean the Securities and Exchange Commission, and any successor thereto.

         "SECOND EFFECTIVE TIME" shall have the meaning set forth in Section
3.2.

         "SECURITIES" shall mean any securities as defined in the Securities
Act.

         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder.

         "SECURITIES LAWS" shall mean the Securities Act, the Exchange Act, the Investment Company Act, the Advisers Act, all applicable state "blue sky" laws, all applicable foreign securities laws, and the rules and regulations promulgated thereunder.

         "SERIES A PREFERRED UNITS" shall mean the 8% Series A Cumulative Redeemable Limited Partnership Units of NGOP.

         "SERIES B PREFERRED UNITS" shall mean the 9.30% Series B Cumulative Redeemable Limited Partnership Units of NGOP.

         "STOCKHOLDER APPROVAL" shall mean the approval of the transactions contemplated by this Agreement and the adoption of this Agreement by the requisite affirmative vote of the holders of NGP Common Stock entitled to vote thereon.

         "STRADDLE PERIOD" means with respect to any Price Entity any taxable period that, with respect to such Price Entity, includes but does not end on the Closing Date.

         "SUBSIDIARY" of a Person shall mean any other Person 50% or more of the voting stock (or of any other form of other voting or controlling equity interest in the case of a Person that is not a corporation) of which is beneficially owned by the Person directly or indirectly through one or more other Persons.

         "SURVIVING PARTNERSHIP" shall have the meaning set forth in Section
3.1.

         "TAX" or "TAXES" means all taxes (whether federal, state, local or foreign) based upon or measured by income and any other tax whatsoever, including gross receipts, profits, sales, use, occupation, value added, ad valorem, transfer, franchise, withholding, payroll, employment, excise, or property taxes, together with any interest thereon or penalties or additions to tax imposed with respect thereto.

         "TAX AUDIT" shall mean any assessment, audit, examination or other administrative or court proceeding, suit, dispute or other claim by or before a Taxing Authority.

         "TAX BENEFIT" shall mean a Tax deduction, Tax credit or other Tax benefit.

         "TAXING AUTHORITY" means any government authority having jurisdiction over the assessment, determination, collection, or other imposition of Tax.

         "THIRD PARTY CLAIM" shall have the meaning set forth in Section
15.4(a).

         "TITLE COMPANY" shall have the meaning set forth in Section 11.15 hereof.

         "TRANSFER CONSIDERATION" shall have the meaning set forth in Section
6.1.

         "TRANSFERRED ENTITIES" shall mean (1) European Golf LLC, a Delaware limited liability company; (2) European Golf Corporation, a Nevada corporation;
(3) Fairway Systems, Inc., a Colorado corporation; (4) American Golf of Glendale, a California corporation; (5) RSJ Golf, Inc., a California corporation; (6) Myreshan, Inc., an Ohio corporation; and (7) Kansas 19th Hole Corporation, a Kansas corporation.

         "TRANSFERRED ENTITY CONTRIBUTORS" shall mean all Persons identified in EXHIBIT C hereto as owning any of the Transferred Interests.

     "TRANSFERRED INTERESTS" shall mean all of the Equity Interests in the Transferred Entities set forth on EXHIBIT C hereto (including Equity Interests which the Transferred Entities and any of their Subsidiaries has committed or is obligated to issue (whether such commitment is written or unwritten)).

     "TRANSFERRED INTERESTS ACQUISITION" shall have the meaning set forth in the recitals.

     "TREASURY REGULATIONS" shall mean the Treasury regulations promulgated under the Code.

     "TRUSTS" shall mean, together, the David G. Price Trust and the Dallas P. Price Trust.

     "U.K. GAAP" shall mean generally accepted accounting principles as used in the United Kingdom as in effect at the time any applicable financial statements were or are prepared or any act requiring the application of U.K. GAAP was or is performed.

     "VOTING AGREEMENT" shall have the meaning set forth in the recitals.

     "VOTING DEBT" shall have the meaning set forth in Section 7.5(c).

     "WITHDRAWAL LIABILITY" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as those terms are defined in Part I of Subtitle E of Title IV of ERISA.

                                   ARTICLE II
                                 THE NGP MERGER

     2.1 The NGP Merger. Upon the terms and subject to the conditions hereof, in accordance with the MBCL at the First Effective Time, NGP Merger Sub shall merge with and into NGP. Thereafter, NGP shall be the surviving corporation in the NGP Merger (the "NGP SURVIVING CORPORATION"), and shall continue its corporate existence under the laws of the State of Maryland. Upon consummation of the NGP Merger, the separate corporate existence of NGP Merger Sub shall terminate.

     2.2 Effective Time. The NGP Merger shall become effective as set forth in the articles of merger which shall be filed with the Maryland Secretary on the Closing Date. The term "FIRST EFFECTIVE TIME" shall be the date and time when the NGP Merger becomes effective, as set forth in the articles of merger referred to in this Section 2.2.

     2.3 Effects of the NGP Merger. At and after the First Effective Time, the NGP Merger shall have the effects set forth in the applicable provisions of the MBCL and the articles of merger referred to in Section 2.2.

     2.4 Conversion of NGP Common Stock.

     (a) At the First Effective Time, by virtue of the NGP Merger and without any action on the part of NGP, Newco or the holders of capital stock of NGP or Newco, each share of NGP Common Stock issued and outstanding immediately prior to the First Effective Time (other than shares of NGP Common Stock held directly or indirectly by any of NGP's wholly owned Subsidiaries or Newco) shall be automatically converted into one fully paid and nonassessable share (the "NGP MERGER EXCHANGE RATIO") of Newco Common Stock.

     (b) All of the shares of NGP Common Stock converted into Newco Common Stock pursuant to this Article II shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the First Effective Time, and each certificate previously representing any such shares of NGP Common Stock shall thereafter represent, without the requirement of any exchange or surrender thereof, only the number of shares of Newco Common Stock into which the shares of NGP Common Stock represented by such certificate have been converted pursuant to this Section 2.4.

     (c) At the First Effective Time, all shares of NGP Common Stock that are owned, directly or indirectly, by any of NGP's wholly owned Subsidiaries or Newco shall be cancelled and shall cease to exist and no stock of Newco or other consideration shall be delivered in exchange therefor.

     (d) At the First Effective Time, Newco shall redeem all of the shares of Newco Common Stock held by NGP and in consideration thereof shall pay NGP $1,000 in cash.

     2.5 NGP Merger Sub Common Stock. At and after the First Effective Time, each share of common stock of NGP Merger Sub issued and outstanding immediately prior to the First Effective Time shall be converted into one share of common stock of the NGP Surviving Corporation.

     2.6 Options. At the First Effective Time, each option granted by NGP to purchase shares of NGP Common Stock which is outstanding and unexercised immediately prior thereto shall cease to represent a right to acquire shares of NGP Common Stock and shall be converted automatically into an option to purchase a number of shares of Newco Common Stock equal to the number of shares of NGP Common Stock subject to such option immediately prior to the First Effective Time at an exercise price per share of Newco Common Stock equal to the exercise price per share of NGP Common Stock in effect with respect to such option immediately prior to the First Effective Time and otherwise subject to the terms of the appropriate NGP stock plan pursuant to which such options have been granted (such plans collectively the "NGP STOCK PLANS") under which such option was issued and the agreements evidencing grants thereunder. The adjustment provided herein with respect to any options which are "incentive stock options" (as defined in Section 422 of the Code) shall be and is intended to be effected in a manner which is consistent with Section 424(a) of the Code. The duration and other terms of the new option shall be the same as the original option except that all references to NGP shall be deemed to be references to Newco.

     2.7 Articles of Incorporation. Subject to the terms and conditions of this Agreement, from and after the First Effective Time, the Articles of Incorporation of NGP Merger Sub in effect immediately prior to the First Effective Time shall be the Articles of Incorporation of the NGP Surviving Corporation.

     2.8 By-Laws. Subject to the terms and conditions of this Agreement, from and after the First Effective Time, the By-Laws of NGP Merger Sub in effect immediately prior to the First Effective Time shall be the By-Laws of the NGP Surviving Corporation.

     2.9 Board of Directors; Management. From and after the First Effective Time, until duly changed pursuant hereto or in accordance with applicable law, the directors of NGP Merger Sub shall be the directors of the NGP Surviving Corporation, and the officers of NGP Merger Sub shall be the officers of the NGP Surviving Corporation. EXHIBIT F lists the directors and officers of NGP Merger Sub as of the First Effective Time.

                                   ARTICLE III
                                 THE NGOP MERGER

     3.1 The NGOP Merger. Upon the terms and subject to the conditions hereof, in accordance with the DRULPA, at the Second Effective Time, NGOP Merger Sub shall merge with and into NGOP, with NGOP surviving (the "SURVIVING PARTNERSHIP"), and NGOP shall continue its existence under the laws of the State of Delaware. Upon consummation of the NGOP Merger, the separate existence of NGOP Merger Sub shall terminate. The provisions of this Article III shall constitute a Plan of Merger under the DRULPA.

     3.2 Effective Time. The NGOP Merger shall become effective as set forth in the certificate of merger which shall be filed with the Delaware Secretary on the Closing Date. The term "SECOND EFFECTIVE TIME" shall be the date and time when the NGOP Merger becomes effective, as set forth in the certificate of merger referred to in this Section 3.2.

     3.3 Effects of the NGOP Merger. At and after the Second Effective Time, the NGOP Merger shall have the effects set forth in the applicable provisions of the DRULPA and the certificate of merger referred to in Section 3.2.

     3.4 Conversion of Partnership Interests.

     (a) At the Second Effective Time, by virtue of the NGOP Merger and without any action on the part of NGOP, NGOP Merger Sub or the holders of the outstanding equity interests of NGOP or NGOP Merger Sub, each NGOP Common Unit issued and outstanding immediately prior to the Second Effective Time (other than those held by Newco, NGP, AGC, GEI or any of the Transferred Entities) shall be automatically converted into the right to receive one fully paid and nonassessable share of Newco Common Stock.

     (b) Each Series A Preferred Unit and Series B Preferred Unit issued and outstanding immediately prior to the Second Effective Time shall remain outstanding at and after the Second Effective Time and shall continue to evidence a preferred Equity Interest in the Surviving Partnership in accordance with the terms of the partnership agreement of the Surviving Partnership.

     (c) At the Second Effective Time, each Common Unit held by Newco, NGP, AGC, GEI or any of the Transferred Entities immediately prior to the Second Effective Time shall remain outstanding and shall continue to evidence a common Equity Interest in the Surviving Partnership in accordance with the terms of the Surviving Partnership Agreement.

                                   ARTICLE IV
                               THE AGC ACQUISITION

     4.1 General. Upon the terms and subject to the conditions hereof, each AGC Contributor agrees to transfer, assign, convey and deliver, free and clear of any Encumbrances, to Newco immediately after the Second Effective Time, and Newco agrees to acquire and accept from the AGC Contributors, all of such Contributor's AGC Interests in exchange for, in the aggregate, 99,626 fully paid and nonassessable shares of Class C Preferred Stock (the "AGC TRANSFER CONSIDERATION"), less the portion of the AGC Transfer Consideration allocable to the AGC Option Holders. Each AGC Contributor shall receive the number of shares of Class C Preferred Stock set forth on Exhibit C of the Price Disclosure Schedule. Notwithstanding anything to the contrary, as of the Second Effective Time, each outstanding option (or commitment or obligation to be granted an option) to purchase an AGC Interest (an "AGC OPTION") pursuant to the 1994 Equity Participation Plan of AGC (the "1994 PLAN") and any other plan of a Price Entity or any agreement between a Person and a Price Entity (collectively, the "AGC OPTION PLANS"), shall, by virtue of the AGC Acquisition and without any action on the part of the holder of an AGC Option (an "AGC OPTION HOLDER"), be assumed by Newco or its assignee and converted into an option to purchase, upon payment of the exercise price of such converted option, the portion of the AGC Transfer Consideration allocated to such AGC Option Holder, with the AGC Option Holder's allocated portion of the AGC Transfer Consideration and the exercise price of the converted option determined and adjusted, by the AGC Board of Directors or Compensation Committee, as applicable, in accordance with the terms of the applicable AGC Option Plan and any award agreement thereunder, including without limitation, Section 9.4(e) of the 1994 Plan. The portion of the AGC Transfer Consideration allocated to each AGC Option Holder and the exercise price of each converted option shall be set forth on Exhibit C of the Price Disclosure Schedule. The Price Entities shall take all action necessary, including obtaining consents from any AGC Option Holder, to effectuate the foregoing. If following the date hereof and prior to the Second Effective Time, AGC and an AGC Option Holder enter into a written agreement that unambiguously provides for the forfeiture and cancellation of such AGC Option Holder's AGC Option, without requiring the payment of any consideration for such forfeiture and cancellation, then such cancelled AGC Option shall not be assumed and converted in accordance with this Section 4.1, and the AGC Transfer Consideration allocated to such cancelled AGC Option shall be available to be allocated to the AGC Contributors and the other AGC Option Holders in the same proportion in which they are allocated AGC Transfer Consideration in accordance with this Section 4.1.

     4.2 Instruments of Transfer; Payment of AGC Transfer Consideration. At the
Closing:

  (a) Each AGC Contributor shall deliver, or shall cause to be delivered, the following:

     (i) stock certificates and stock powers duly endorsed in blank, representing all of such AGC Contributor's AGC Interests and duly executed by such AGC Contributor, transferring all right, title and interest in, to and under such AGC Interests to Newco; provided,
                                                                 --------
          however, that if any certificate evidencing such AGC Interests shall
          -------
          be mutilated, lost, stolen or destroyed, such AGC Contributor shall deliver an affidavit of that fact and, if required by Newco, shall post a bond of customary amount as indemnity against any claim that may be made with respect to such certificate;

     (ii) a Closing Release in the form of EXHIBIT G hereto, signed by such AGC Contributor, and a Consent of Spouse in the form of EXHIBIT M hereto, signed by the spouse of such AGC Contributor (if applicable); and

     (iii)such additional instruments, documents or certificates as may be reasonably requested by Newco.

  (b)  AGC shall deliver, or shall cause to be delivered, the following:

          (i) the documents applicable to AGC and its Subsidiaries, or necessary to complete the AGC Acquisition, required to be delivered pursuant to Section 13.2; and

          (ii) such additional instruments, documents or certificates as may be reasonably requested by Newco.

  (c)  Newco shall deliver, or shall cause to be delivered, the following:

          (i)  to the AGC Contributors, the AGC Transfer Consideration;

          (ii) the documents applicable to Newco and its Subsidiaries, or necessary to complete the AGC Acquisition, required to be delivered pursuant to Section 13.3; and

          (iii)such additional instruments, documents or certificates as may be reasonably requested by the AGC Contributors.

                                   ARTICLE V
                               THE GEI ACQUISITION

     5.1 General. Upon the terms and subject to the conditions hereof, each of the David G. Price Trust and the Dallas P. Price Trust, as applicable, agrees to sell, transfer, assign, convey and deliver, free and clear of any Encumbrances, other than the Encumbrance referenced on Schedule 5.1 of the Price Disclosure Schedule, to NGP immediately after the Second Effective Time, and NGP agrees to purchase and accept from the Trusts, all of such Trusts' GEI Interests in exchange for a payment of $10,000 in cash (the "GEI TRANSFER CONSIDERATION"). Each of the David G. Price Trust and the Dallas P. Price Trust shall receive the portion of the $10,000 payment set forth on Schedule 5.1 of the Price Disclosure Schedule.

     5.2 Instruments of Transfer; Payment of GEI Transfer Consideration. At the
Closing:

  (a) The David G. Price Trust and the Dallas P. Price Trust shall deliver, or shall cause to be delivered, the following:

          (i) stock certificates and stock powers duly endorsed in blank, representing all of such trusts' GEI Interests and duly executed by David G. Price and Dallas P. Price, as applicable, as trustee, transferring all right, title and interest in, to and under such AGC

               Interests to NGP; provided, however that if any certificate
                                --------   -------
               evidencing such GEI Interests shall be mutilated, lost, stolen or destroyed, such Trust shall deliver an affidavit of that fact and, if required by NGP, shall post a bond of customary amount as indemnity against any claim that may be made with respect to such certificate; and

          (ii) a Closing Release in the form of EXHIBIT G hereto, signed by David G. Price and Dallas P. Price, as applicable, as trustee.

  (b) GEI shall deliver, or shall cause to be delivered, the following:

          (i) the documents applicable to GEI and its Subsidiaries, or necessary to complete the GEI Acquisition, required to be delivered pursuant to Section 13.2; and

          (ii) such additional instruments, documents or certificates as may be reasonably requested by NGP.

  (c)  NGP shall deliver, or shall cause to be delivered, the following:

          (i) to the David G Price Trust and the Dallas P. Price Trust, the GEI Transfer Consideration;

          (ii) the documents necessary to complete the GEI Acquisition required to be delivered pursuant to Section 13.3; and

          (iii)such additional instruments, documents or certificates as may be reasonably requested by the Prices.

                                   ARTICLE VI
                      THE TRANSFERRED INTERESTS ACQUISITION

     6.1 General. Upon the terms and subject to the conditions hereof, each Transferred Entity Contributor agrees to transfer, assign, convey and deliver, free and clear of any Encumbrances, other than Encumbrances referenced on
Schedule 6.1 hereof, to Newco immediately after the Second Effective Time, and Newco agrees to acquire and accept from each such Transferred Entity Contributor, all of such contributor's Transferred Interests in exchange for, in the aggregate, 374 fully paid and nonassessable shares of Class C Preferred Stock and 156,005 shares of Newco Common Stock (the "TRANSFER CONSIDERATION"), less the portion of the Transfer Consideration allocable to the Transferred Entity Option Holders. Each Transferred Entity Contributor shall receive the number of shares of Class C Preferred Stock and Newco Common Stock set forth on Exhibit C. Notwithstanding anything to the contrary, as of the Second Effective Time, each outstanding option (including any commitment or obligation to be granted an option) to purchase a Transferred Interest (a "TRANSFERRED INTEREST OPTION") pursuant to an AGC Option Plan or otherwise, shall, by virtue of the Transferred Interests Acquisition and without any action on the part of the holder of a Transferred Interest Option (a "TRANSFERRED INTEREST OPTION HOLDER"), be assumed by Newco or its assignee and converted into an option to purchase, upon payment of the exercise price of such converted option, the portion of the Class C Preferred Stock portion of the Transfer Consideration allocated to such Transferred Entity Option Holder, with the Transferred Entity Option Holder's allocated portion of the Transfer Consideration and the exercise price of the converted option determined and adjusted, by the Compensation Committee or Board of Directors of the appropriate Price Entity, in accordance with the terms of the applicable plan, agreement granting such option, if any. The portion of the Transfer Consideration allocated to each Transferred Entity Option Holder and the exercise price of each converted option shall be set forth on Exhibit C. The Price Entities shall take all action necessary, including obtaining consents from any Transferred Interest Option Holder, to effectuate the foregoing. If following the date hereof and prior to the Second Effective Time, the relevant Transferred Entity and a Transferred Interest Option Holder enter into a written agreement that unambiguously provides for the forfeiture and cancellation of such Transferred Interest Option Holder's Transferred Interest Option, without requiring the payment of any consideration for such forfeiture and cancellation, then such cancelled Transferred Interest Option shall not be assumed and converted in accordance with this Section 6.1, and the Transfer Consideration allocated to such cancelled Transferred Interest Option shall be available to be allocated to the Transferred Entity Contributors and the other Transferred Interest Option Holders in the same proportion in which they are allocated Transfer Consideration in accordance with this Section 6.1.

     6.2  Instruments of Transfer; Payment of Transfer Consideration. At the
Closing:

  (a) Each Transferred Entity Contributor shall deliver, or shall cause to be delivered, the following:

          (i) a contribution agreement, representing all of such Transferred Entity Contributor's Transferred Entity Interests and duly executed by such Transferred Entity Contributor, transferring all right, title and interest in, to and under the Transferred Entity Interests to Newco; provided, however, that if any certificate
                                   --------  -------
               evidencing such Transferred Entity Interests shall be mutilated, lost, stolen or destroyed, such Transferred Entity Contributor shall deliver an affidavit of that fact and, if required by Newco, shall post a bond of customary amount as indemnity against any claim that may be made with respect to such certificate;

          (ii) a Closing Release in the form of EXHIBIT G hereto, signed by such Transferred Entity Contributor, and a Consent of Spouse, in the form of EXHIBIT M hereto, signed by the spouse of such Transferred Entity Contributor (if applicable);

          (iii)the documents applicable to the Transferred Entities and their respective Subsidiaries, or necessary to complete the Transferred Interests Acquisition required to be delivered pursuant to
               Section 13.2; and

          (iv) such additional instruments, documents or certificates as may be reasonably requested by Newco.

  (b) Newco shall deliver, or shall cause to be delivered, the following:

          (i)  to the Transferred Entity Contributors, the Transfer
               Consideration;

          (ii) the documents required to be delivered pursuant to Section 13.3; and

          (iii)such additional instruments, documents or certificates as may be reasonably requested by the Transferred Entity Contributors.

                                  ARTICLE VII
                REPRESENTATIONS AND WARRANTIES OF THE PRICE GROUP

     Each of the Prices, the Trusts and each Price Entity hereby represents and warrants to Newco or NGP, as applicable, as follows (it being agreed and understood (i) that AGC is making representations and warranties only to Newco and only with respect to AGC and its Subsidiaries, (ii) that GEI is making representations and warranties only to NGP and only with respect to GEI and its Subsidiaries and (iii) that each Transferred Entity is making representations and warranties only to Newco and only with respect to such Transferred Entity and its Subsidiaries) (except as otherwise provided in this Article VII, references in this Article VII to the Price Group, Transferred Entity Contributors and AGC Contributors shall not include the Contributors):

     7.1 Organization and Related Matters.

     (a) AGC is a corporation duly organized, validly existing and in good standing under the laws of the State of California. AGC has the requisite corporate power and authority to own or lease all of its properties and assets and to carry on the business it conducts, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary.

     (b) GEI is a corporation duly organized, validly existing and in good standing under the laws of the State of Kansas. GEI has the requisite corporate power and authority to own or lease all of its properties and assets and to carry on the business it conducts, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary.

     (c) Each of the Transferred Entities is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.
Schedule 7.1(c) of the Price Disclosure Schedule lists each of the Transferred Entities and its jurisdiction of organization. Each of the Transferred Entities is corporation, partnership or limited liability company as set forth on
Schedule 7.1(c) of the Price Disclosure Schedule. Each of the Transferred Entities has the requisite corporate power and authority to own or lease all of its properties and assets and to carry on the business it conducts, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary.

     (d) A copy of the Organizational Documents of each of AGC, GEI and each Transferred Entity and each of their respective Subsidiaries has been delivered to NGP prior to execution of this Agreement and each such copy is a complete and correct copy of such instrument as in effect on the date hereof.

     7.2 Subsidiaries; Minority Interests.

     (a) Schedule 7.2(a) of the Price Disclosure Schedule lists each Subsidiary of AGC, GEI and the Transferred Entities, its jurisdiction of incorporation or organization, its issued and outstanding Equity Interests and the record holders of such Equity Interests as of the date hereof. Except as set forth on Schedule 7.2(a) of the Price Disclosure Schedule, all of the Equity Interests of each such Subsidiary of AGC, GEI and the Transferred Entities have been validly issued and are fully paid and nonassessable and are owned directly or indirectly by AGC, GEI or one of the Transferred Entities, as the case may be, free and clear of all Encumbrances (other than with respect to such Encumbrances on Equity Interests that are owned by a Person other than any of the Prices, the Trusts or the Price Entities).

     (b) Except as set forth on Schedule 7.2(a) and 7.2(b) of the Price Disclosure Schedule, (i) none of the Price Entities beneficially owns directly or indirectly any Equity Interest in any Person (x) constituting more than 20% of the outstanding Equity Interests in such Person or (y) that is subject to any assessment, additional payment by such Price Entity, Encumbrance or any shareholder, partnership or limited liability company agreement or any similar agreement; (ii) there is no option, warrant, convertible or exchangeable security, right, subscription, call, right of first refusal, legally binding commitment, preemptive right or other agreement or right of any kind to purchase or otherwise acquire (including by exchange or conversion) from any Price Entity any Equity Interest listed on Schedule 7.2(a) and (b); and (iii) all Equity Interests set forth on Schedule 7.2(a) and 7.2(b) of the Price Disclosure Schedule have been validly issued and are fully paid and nonassessable and are owned directly or indirectly by AGC, GEI or such Transferred Entity free and clear of all Encumbrances.

     (c) Except as set forth on Schedule 7.2(c) of the Price Disclosure Schedule, the Price Group has delivered or made available to NGP each shareholders' agreement, voting trust agreement, contract restricting or otherwise relating to the voting, dividend rights or disposition of Equity Interests and similar agreement to which any member of the Price Group or any of the Price Entities is a party with respect to any Equity Interest held by any Price Entity.

     7.3 Authority; No Violation.

     (a) Except as set forth on Schedule 7.3(a) of the Price Disclosure Schedule, each member of the Price Group has full individual, limited liability company, partnership, trust or corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by all requisite limited liability company, partnership, trust or corporate action on the part of each member of the Price Group, and no other limited liability company, partnership, trust, corporate or similar proceedings on the part of any member of the Price Group are necessary to approve this Agreement or to authorize or consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each member of the Price Group and (assuming the due authorization, execution and delivery of this Agreement by the other parties hereto) constitutes a valid and binding obligation of each of member of the Price Group enforceable against each of them in accordance with its terms.

     (b) Neither the execution and delivery of this Agreement by any member of the Price Group, nor the consummation of any of the transactions contemplated hereby to be performed by them, nor compliance by any of them with any of the terms or provisions hereof or thereof, will (i) violate any provision of the Organizational Documents of any member of the Price Group or any of the Price Entities or (ii) assuming that the consents and approvals referred to in Section 7.4(a) and set forth on Schedule 7.4(a) of the Price Disclosure Schedule are duly obtained, (x) violate, conflict with or require any notice, filing, consent, waiver or approval under any Applicable Law to which any member of the Price Group or any of the Price Entities or any of their respective properties, contracts or assets are subject, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with or without notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate or result in a right of acceleration of the performance required by, result in the creation of any Encumbrance upon the Transferred Entity Interests of such Person or any Lien upon the properties, contracts or assets of any of the Price Entities under, or require any notice, approval, waiver or consent under, any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which such entity is a party, or by which any of the Price Entities or any of their properties or assets, may be bound or affected, except, in the case of (x) and (y), as would not, individually or in the aggregate, have a Price Material Adverse Effect.

     7.4 Consents and Approvals.

     (a) Except for (x) the consents, approvals and notices as are set forth on
Schedule 7.4(a) of the Price Disclosure Schedule (the "AGC/GEI CONSENTS"), (y) compliance with and filings under the Securities Laws as may be required in connection with this Agreement and the transactions contemplated hereby and (z) the applicable filings under the HSR Act or any foreign laws, if required, no consents or approvals of or filings, declarations or registrations with any Governmental Authority or any third party are necessary in connection with (i) the execution and delivery by any member of the Price Group of this Agreement and (ii) the consummation by any member of the Price Group of the transactions contemplated hereby so as to permit each of the Price Entities to continue their respective businesses and operations after the Closing Date in all material respects as conducted on the date hereof, except in each case where the failure to obtain such consent or approval would not have a Price Material Adverse Effect.

     (b) Further, Schedule 7.4(b) of the Price Disclosure Schedule sets forth each obligation, liability, loan, pledge, guarantee or other instrument of indebtedness of any of the Price Entities, under which (i) the Prices and/or
(ii) any entity owned and controlled by the Prices and not otherwise affiliated with any of the Price Entities are personally liable for the repayment or the guarantee of all or part of such indebtedness.

     7.5 Authorized Capitalization; Ownership of Equity Interests.

     (a) Schedule 7.5(a) of the Price Disclosure Schedule sets forth all record Equity Interests holdings of any Person in each of AGC, GEI and each of the Transferred Entities. There are no Equity Interests in any of the Price Entities issued, reserved for issuance or outstanding other than those listed on Schedule 7.5(a) of the Price Disclosure Schedule. All of the Equity Interests in each of AGC, GEI and each of the Transferred Entities are, as of the date hereof except as set forth in Schedule 7.5(a) of the Price Disclosure Schedule, and will be, as of the Closing, duly authorized, validly issued, fully paid, nonassessable and free of any preemptive rights and are not, as of the date hereof, except as set forth in Schedule 7.5(a) of the Price Disclosure Schedule, and will not be, as of the Closing Date, except as set forth in Schedule 7.5(a) of the Price Disclosure Schedule, subject to any shareholders' agreement, voting trust agreement (or similar agreement) or other contract restricting or otherwise relating to the voting, dividend rights or disposition of such interests to which any Price Entity or such member of the Price Group who owns such interests is a party.

     (b) As of the date hereof, except as set forth in Schedule 7.5(b) of the Price Disclosure Schedule, and at the Closing each member of the Price Group owns beneficially and of record, and has good and valid title to, all Equity Interests listed as owned by such party on Schedule 7.5(a) of the Price Disclosure Schedule, free and clear of any Encumbrances. Upon delivery of the stock certificates, bill of sale and/or contribution agreement, as applicable, of (i) each AGC Contributor's Equity Interest(s) in AGC, (ii) each of the Prices' Equity Interest(s) in GEI and (iii) each Transferred Entity Contributor's Equity Interest(s) in the Transferred Entities, to Newco or NGP, as applicable, as provided in Section 4.2, 5.2 and 6.2, respectively, good and valid title to the Equity Interests held by such party will pass to Newco or NGP, as applicable, free and clear of all Encumbrances (other than, with respect to the Transferred Interests, the Encumbrances set forth on Schedule 6.1).

     (c) Schedule 7.5(c) of the Price Disclosure Schedule sets forth each outstanding option, warrant, convertible or exchangeable security, right, subscription, call, right of first refusal, legally binding commitment, preemptive right or other agreement or right of any kind to purchase or otherwise acquire (including by exchange or conversion) from any member of the Price Group or any Price Entity any Equity Interest in any of AGC, GEI or any of the Transferred Entities and for each identifies (i) the holder; (ii) the date of grant; (iii) the number and type of Equity Interests into which it is convertible, exchangeable or exercisable; (iv) the exercise price, if any; (v) the vesting schedule or a statement that it is fully vested; and (vi) the expiration date. As of the date hereof, except as set forth in Schedule 7.5(c) of the Price Disclosure Schedule, there are, and at the Closing there will be, no outstanding obligations of any of the Price Entities to redeem, repurchase or otherwise acquire any of the Equity Interests in such Person or in any Subsidiary of any of AGC, GEI or any of the Transferred Entities. As of the date hereof, except as set forth in Schedule 7.5(c) of the Price Disclosure Schedule, there are, and at the Closing there will be, no bonds, debentures, notes or other indebtedness generally having the right to vote (or convertible into, or exchangeable for, Securities or limited liability company or partnership interests having the right to vote) on any matters that holders of Equity Interests in any of the Price Entities may consent or vote ("VOTING DEBT"). As of the date hereof, except as set forth in Schedule 7.5(c) of the Price Disclosure Schedule, there are, and at the Closing there will be, no options, warrants, rights, convertible or exchangeable Securities, "phantom" Equity Interests (or similar "phantom" Securities), Equity Interest appreciation rights, Equity Interest performance units, commitments, contracts, arrangements or undertakings of any kind to which any member of the Price Group, any of the Price Entities or any of their respective Subsidiaries is a party or by which any of them is bound (i) obligating any of them to issue, deliver or sell, or cause to be issued, delivered or sold, existing or additional Equity Interests of any of the Price Entities, or any security convertible into or exercisable or exchangeable for any of the foregoing or for Voting Debt, (ii) obligating any of the Price Entities to issue, grant, extend or enter into any such option, warrant, call, right, security commitment, contract, arrangement or undertaking, (iii) that give any Person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights accruing to holders of the Equity Interests of any of the Price Entities or (iv) that give rise to a right to receive any payment upon the execution of this Agreement or the consummation of the transactions contemplated hereby.

     7.6 Regulatory Documents.

     (a) Since January 1, 1998, the Price Entities have timely filed all forms, reports, registration statements, schedules and other documents, together with any amendments required to be made with respect thereto, that were required to be filed with any Governmental Authority and have timely paid in full all fees and assessments due and payable in connection therewith, except in each case with respect to matters contested in good faith by the appropriate proceedings or for such failures to file or pay such amounts that would not, individually or in the aggregate, have a Price Material Adverse Effect.

     (b) As of their respective dates, the Regulatory Documents of the Price Entities complied in all material respects with Applicable Law, and none of such Regulatory Documents, as of their respective dates or as of such other dates so required under Applicable Law, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except as would not, individually or in the aggregate, have a Price Material Adverse Effect.

     7.7 Financial Statements.

     (a) Schedule 7.7 of the Price Disclosure Schedule sets forth true and correct copies of (i) the audited balance sheets of AGC and each of its Subsidiaries on a consolidated basis for the fiscal years ended December 31, 2000 and 1999 and the unaudited balance sheet of AGC and its Subsidiaries for the year ended December 31, 2001; and (ii) the unaudited balance sheets of (x) GEI and each of its Subsidiaries on a consolidated basis; and (y) each of the Transferred Entities and their respective Subsidiaries on a consolidated basis, and, in each case, the related statements of income, changes in owners' equity and cash flows for each of the fiscal years ended December 31, 2001, December 31, 2000 and December 31, 1999 (which shall be audited in the case of AGC and its Subsidiaries for the fiscal years ended December 31, 2000 and 1999 and unaudited for the fiscal year ended December 31, 2001 and unaudited in the case of GEI and its Subsidiaries and the Transferred Entities and their respective Subsidiaries (the balance sheets referred to in this sentence, the "BALANCE SHEETS," and the Balance Sheets and the other statements referred to in this sentence, together with the notes thereto, the "FINANCIAL STATEMENTS"). The Balance Sheets are complete and correct in all material respects and present fairly and accurately the consolidated financial position of each of the Price Entities to which they relate as of the date thereof, and the other financial statements referred to in this Section 7.7(a) (including the related notes thereto) are complete and correct in all material respects and present fairly and accurately the results of the operations and cash flows for the fiscal periods therein set forth of each of the Price Entities to which they relate. Each of the Financial

Statements has been prepared in accordance with GAAP (or with respect to European Golf LLC, U.K. GAAP) consistently applied during the periods involved.

     (b) Except for (i) those liabilities reflected or reserved against on the Balance Sheet of each Price Entity for the year ended December 31, 2001, to the extent of such recorded liability or reserve, and (ii) those liabilities listed on Schedule 7.7(b) hereto and (iii) those liabilities incurred in the ordinary course of business consistent with past practice since December 31, 2001 and which are (x) liabilities incurred solely in the ordinary operation of the golf courses operated by the Price Entities or liabilities that individually do not exceed $100,000 and (y) not liabilities to an Affiliate of a Price Entity, none of the Price Entities has any liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due.

     (c) Except as set forth on Schedule 7.7(c) of the rice Disclosure Schedule, since December 31, 2001, there has been no Price Material Adverse Effect or any development or combination of developments that, individually or in the aggregate, has had or is reasonably likely to have a Price Material Adverse Effect.

     7.8 Contracts. Schedule 7.8 of the Price Disclosure Schedule sets forth a complete and accurate list or description of all written or oral contracts, agreements, guarantees, leases (in each case, other than leases and management contracts of real property, which are addressed in Section 7.17 below) and executory commitments in effect as of the date hereof to which any of the Price Entities is a party or by which any of its properties or assets are bound which:
(i) contain obligations of the Price Entities that, if annualized, would exceed $50,000 and that are not otherwise disclosed pursuant to clauses (ii) through
(vi) of this Section 7.8; (ii) involve payments based on profits or revenues of the Price Entities; (iii) are employment, management, or consulting agreements providing for annual total compensation in excess of $75,000 or severance agreements; (iv) include any noncompetition or nonsolicitation covenant or any exclusive dealing or similar arrangement that limits the ability of any of the Price Entities to compete (geographically or otherwise) in any line of business;
(v) provide for aggregate payments that exceed $50,000 to any of the Price Entities and that are not otherwise disclosed pursuant to clauses (i) through
(iv) and (vi) of this Section 7.8 or (vi) are otherwise material to the businesses, properties or assets of any of the Price Entities (all such contracts, agreements, guarantees, leases and commitments hereinafter referred to collectively as the "CONTRACTS"). Except as set forth on Schedule 7.8 of the Price Disclosure Schedule, each of the Contracts is a legal, valid and binding obligation of the applicable Price Entity, and is in full force and effect and enforceable in accordance with its terms. Except as set forth on Schedule 7.8 of the Price Disclosure Schedule, as of the date hereof, none of the Price Entities has received written (or, to the Knowledge of the Price Group, oral) notice of cancellation of or default under or intent to cancel or call a default under any of the Contracts. Except as set forth on Schedule 7.8 of the Price Disclosure Schedule, each of the Price Entities has performed all material obligations required to be performed by it to date under the Contracts, and assuming receipt of the AGC/GEI Consents, there exists no event or condition which with or without notice or lapse of time or both would be a breach or a default on the part of any of the Price Entities or, to the Knowledge of the Price Entities, on the part of the other party to such Contracts. True and complete copies of the Contracts, including all amendments or modifications thereof and all side letters or other instruments affecting any material obligations of any party thereunder, have been delivered or made available to NGP prior to the date hereof.

     7.9 No Other Broker. Other than Banc of America Securities LLC, no broker, finder or similar intermediary has acted for or on behalf of, or is entitled to any broker's, finder's or similar fee or other commission from, any member of the Price Group, any of the Price Entities or any of their respective Affiliates in connection with this Agreement or the transactions contemplated hereby. The Price Group has delivered to NGP a true and correct copy of all engagement letters with Banc of America Securities LLC, and all amendments and modifications thereto, and such letters set forth all fee arrangements with Banc of America Securities LLC with respect to the transactions contemplated hereby.

     7.10 Legal Proceedings.

     (a) Except as set forth in Schedule 7.10(a) of the Price Disclosure Schedule, there are no legal, administrative, arbitral or other proceedings (including disciplinary proceedings), claims, suits, actions or governmental or regulatory investigations of any nature (collectively, "PROCEEDINGS") that are pending (or, to the Knowledge of any member of the Price Group, threatened) against any of the Price Entities, or any of their respective properties, assets or businesses that would, individually or in the aggregate, reasonably be expected to have a Price Material Adverse Effect or that challenge the validity or propriety of the transactions contemplated by this Agreement, and there is no injunction, order, judgment, decree or regulatory restriction imposed upon any of the Price Entities or any of their respective properties, assets or businesses that would, individually or in the aggregate, reasonably be expected to have a Price Material Adverse Effect.

     (b) Except as set forth in Schedule 7.10(b) of the Price Disclosure Schedule, no member of the Price Group has any Proceedings or claims that are pending or, to the Knowledge of the Price Group, threatened against any of the Price Entities, or any of their respective properties, assets or businesses or that challenge the validity or propriety of the transactions contemplated by this Agreement, and, to the Knowledge of the Price Group, there is no basis on which any member of the Price Group may bring any such Proceeding or claim.

     7.11  Compliance with  Applicable Law.

     (a) Except as set forth on Schedule 7.11 of the Price Disclosure Schedule, each of the Price Entities holds all licenses (including the liquor licenses disclosed on Schedule 7.11 of the Price Disclosure Schedule unless otherwise indicated on Schedule 7.11), franchises, directed exemptive orders, directed "no-action" positions, decrees, permits and authorizations required under Applicable Law (collectively, "PERMITS") for the lawful ownership, operation and use of its properties and assets and the conduct of its businesses under and pursuant to Applicable Law, except for such Permits which the failure to obtain would not reasonably be expected to have a Price Material Adverse Effect. Each of the Price Entities has complied and is in compliance with each Permit, except such noncompliance as would not reasonably be expected to have a Price Material Adverse Effect. None of the Price Entities is in violation of any Applicable Law which violation, individually or in the aggregate of all such violations, would reasonably be expected to have a Price Material Adverse Effect, and except for such violation none of the Price Entities has received written or, to the Knowledge of the Price Group, oral notice asserting any such violation.

     (b) Except as set forth on Schedule 7.11(b) of the Price Disclosure Schedule, since December 31, 1998 no Governmental Authority has, to the Knowledge of any of the member of the Price Group, initiated, and no Governmental Authority has provided written, or, to the Knowledge of any member of the Price Group, oral notice to any of them, of any threatened proceeding or investigation into the business or operations of the Price Entities or any of their members, officers, directors or employees in their capacity as such, which proceeding or investigation if resolved unfavorably to the applicable Price Entity would, individually or in the aggregate with all such proceedings or investigations, reasonably be expected to have a Price Material Adverse Effect, and, to the Knowledge of any member of the Price Group, no such proceedings or investigations are contemplated. Except as set forth on Schedule 7.11(b) of the Price Disclosure Schedule, there is no unresolved deficiency, violation or exception claimed or asserted by any Governmental Authority with respect to any examination of any of the Price Entities by such Governmental Authority which, if finally resolved unfavorably to the applicable Price Entity, would, individually or in the aggregate with all such deficiencies, violations and exceptions, reasonably be expected to have a Price Material Adverse Effect.

     7.12 Environmental Liability. Except as set forth on Schedule 7.12 of the Price Disclosure Schedule and except as would not, individually or in the aggregate, have a Price Material Adverse Effect:

     (a) there are no legal, administrative, arbitral or other Proceedings, claims, actions, causes of action, private environmental investigations or remediation activities or governmental investigations pending, or, to the Knowledge of the Price Group, threatened, against any of the Price Entities seeking to impose, or that, to the Knowledge of the Price Group, could reasonably be expected to result in the imposition, on any of the Price Entities of any liability or obligation arising under common law or under any local, state or federal environmental statute, regulation or ordinance including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (collectively, "ENVIRONMENTAL LAWS");

     (b) to the Knowledge of the Price Group, there is no reasonable basis for any such Proceeding, claim, action or governmental investigation that would impose any material liability or obligation;

     (c) none of the Price Entities is subject to any order, judgment, decree, letter or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any material liability or obligation pursuant to any Environmental Law or any hazardous substances regulated thereunder; and

     (d) there is no condition at any property presently owned, leased, subleased, licensed, managed, occupied or operated by the Price Entities that is in violation of Environmental Laws, and to the Knowledge of the Price Group, there is no condition at any property previously owned, leased, subleased, licensed, managed, occupied or operated by the Price Entities that is currently in violation of Environmental Laws, nor has any Price Entity received any written, or to the Knowledge of the Price Group, oral, notice from any person or entity of such violation or that it or its Subsidiaries or the operation or condition of any property ever owned, leased, subleased, licensed, managed, occupied, operated, held as collateral or held as a fiduciary by any of them, are or were in violation of or otherwise are alleged to give rise to potential liability under any Environmental Laws, including but not limited to responsibility (or potential responsibility) for the cleanup or other remediation of, or response action regarding, any pollutants, contaminants, or hazardous or toxic wastes, chemicals, substances or materials at, on, beneath, or originating from any such property.

     7.13 Insurance. Schedule 7.13 of the Price Disclosure Schedule includes a list of all material insurance policies maintained by any member of the Price Group or the Price Entities with respect to which any of the Price Entities is either an insured or a beneficiary (the "INSURANCE POLICIES"). Except as set forth on Schedule 7.13 of the Price Disclosure Schedule, each Insurance Policy of the Price Entities is in full force and effect (assuming the other parties thereto are bound), all premiums due and payable thereon have been paid and no member of the Price Group or any Price Entity has received notice from any insurer or agent of any intent to cancel any such insurance policy, other than those policies and bonds the absence or cancellation of which would not, individually or in the aggregate, have a Price Material Adverse Effect.

     7.14 Employee Benefit Plans; ERISA.

     (a) Schedule 7.14(a) includes a complete list of all Employee Benefit Plans and all Employment Agreements.

     (b) Except as set forth on Schedule 7.14(b) of the Price Disclosure Schedule, with respect to each Plan, the Price Entities have delivered or made available to NGP a true, correct and complete copy of: (i) each writing constituting a part of such Plan, including all plan documents, employee communications, benefit schedules, trust agreements, and insurance contracts and other funding vehicles; (ii) the most recent Annual Report (Form 5500 Series) and accompanying schedule, if any; (iii) each final summary plan description and any material modifications thereto, if any (in each case, whether or not required to be furnished under ERISA); (iv) the most recent annual financial report, if any; (v) the most recent actuarial report, if any; and (vi) the most recent determination letter from the IRS, if any. The Price Entities have delivered or made available to NGP a true, correct and complete copy of each Employment Agreement. Except as set forth on Schedule 7.14(b) or as specifically provided in the foregoing documents delivered or made available to NGP, there are no amendments to any Plan or Employment Agreement that have been adopted or approved nor has any of the Price Entities undertaken to make any such amendments or to adopt or approve any new Plan or Employment Agreement.

     (c) Schedule 7.14(c) identifies each Plan that is intended to be a "qualified plan" within the meaning of Section 401(a) of the Code ("QUALIFIED PLANS"). The IRS has issued a favorable determination letter with respect to each Qualified Plan and the related trust that has not been revoked, and, to the Knowledge of the Price Group, there are no existing circumstances and no events have occurred that could adversely affect the qualified status of any Qualified Plan or the related trust. Except as set forth on Schedule 7.14(c) of the Price Disclosure Schedule, no trust funding any Plan is intended to meet the requirements of Code Section 501(c)(9).

     (d) All material contributions required to be made to any Plan by Applicable Law or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Plan, for any period through the date hereof have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the Financial Statements. Except as set forth on
Schedule 7.14(d) of the Price Disclosure Schedule, each Employee Benefit Plan that is an employee welfare benefit plan under Section 3(1) of ERISA either (i) is funded through an insurance company contract and is not a "welfare benefit fund" with the meaning of Section 419 of the Code or (ii) is unfunded.

     (e) Except as set forth on Schedule 7.14(e) of the Price Disclosure Schedule, with respect to each Employee Benefit Plan, the Price Entities have complied, and are now in compliance with all provisions of ERISA, the Code and all laws and regulations applicable to such Employee Benefit Plans, except as would not reasonably be expected to result in a Price Material Adverse Effect. Each Plan has been administered in accordance with its terms, except as would not reasonably be expected to result in a Price Material Adverse Effect. There is not now, nor to the knowledge of the Price Group, do any circumstances exist that could give rise to, any requirement for the posting of security with respect to a Plan or the imposition of any lien on the assets of the Price Entities under ERISA or the Code.

     (f) No Plan is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code, and none of the Price Entities or any of their subsidiaries, nor any of their respective ERISA Affiliates, has, within the past six years, sponsored, maintained or contributed to, or been obligated to sponsor, maintain or contribute to, any "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA) subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code.

     (g)  Except as set forth on Schedule 7.14(g) of the Price Disclosure
Schedule: (i) No Employee Benefit Plan is a Multiemployer Plan or a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA (a "MULTIPLE EMPLOYER PLAN"); (ii) none of the Price Entities nor any of their respective ERISA Affiliates has, at any time during the last six years, contributed to or been obligated to contribute to any Multiemployer Plan or Multiple Employer Plan; and
(iii) none of the Price Entities nor any of their respective ERISA Affiliates has incurred any Withdrawal Liability that has not been satisfied in full. With respect to each Employee Benefit Plan that is a Multiemployer Plan: (i) neither the Price Entities nor any of their ERISA Affiliates expect to withdraw in a "complete withdrawal" or "partial withdrawal" within the meaning of Section 4203 and 4205 of ERISA; and (ii) neither the Price Entities nor any of their ERISA Affiliates has received any notification, nor has any reason to believe, that any such Employee Benefit Plan is in reorganization, has been terminated, is insolvent, or may reasonably be expected to be in reorganization, to be insolvent, or to be terminated.

     (h) Except as would not reasonably be expected to result in a Price Material Adverse Effect, (i) there does not now exist, nor, to the knowledge of the Price Group, do any circumstances exist that could reasonably be expected to result in, any Controlled Group Liability that would be a liability of the Price Entities following the Closing and (ii) without limiting the generality of the foregoing, neither the Price Entities nor any of their respective

ERISA Affiliates has engaged in any transaction described in Section 4069 or
Section 4204 or 4212 of ERISA.

     (i) Except as set forth on Schedule 7.14(i) of the Price Disclosure Schedule, the Price Entities have no liability for life, health, medical or other welfare benefits to former employees or beneficiaries or dependents thereof, except for health continuation coverage as required by Section 4980B of the Code or Part 6 of Title I of ERISA and at no expense to the Price Entities.

     (j) Except as set forth on Schedule 7.14(j) of the Price Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby (either alone or in conjunction with any other event) will (i) result in any payment (including, without limitation, severance, unemployment compensation, forgiveness of indebtedness or otherwise) becoming due to any officer, director or employee of the Price Entities under any Employee Benefit Plan or otherwise; (ii) increase any benefits otherwise payable under any Employee Benefit Plan; (iii) result in any acceleration of the time of payment or vesting of any amounts or benefits;
(iv) require the funding of any trust or other funding vehicle; or (v) limit or prohibit the ability to amend, merge, terminate or receive a reversion of assets from any Employee Benefit Plan, trust or other funding vehicle.

     (k) None of the Price Entities nor any other person, including any fiduciary, has engaged in any "prohibited transaction" (as defined in Section 4975 of the Code or Section 406 of ERISA), which could subject any of the Employee Benefit Plans or their related trusts, the Price Entities or any person that the Price Entities has an obligation to indemnify, to any tax or penalty imposed under Section 4975 of the Code or Section 502 of ERISA that would reasonably be expected to result in a Price Material Adverse Effect.

     (l) Except as set forth on Schedule 7.14(1) of the Price Disclosure Schedule, there are no pending or threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations which have been asserted or instituted, and, to Knowledge of the Price Group, no set of circumstances exists which may give rise to a claim or lawsuit, against the Plans, any fiduciaries thereof with respect to their duties to the Plans or the assets of any of the trusts under any of the Plans, in each case, which could reasonably be expected to result in any material liability of the Price Entities to the PBGC, the Department of Treasury, the Department of Labor, any Multiemployer Plan, any Plan, any participant in a Plan, or any other party. The Price Entities and each member of their respective business enterprises has complied with the Worker Adjustment and Retraining Notification Act and all similar state, local and foreign laws.

     (m) All Employee Benefit Plans subject to the laws of any jurisdiction outside of the United States (i) have been maintained in all material respects in accordance with all applicable requirements, (ii) if they are intended to qualify for special tax treatment meet all requirements for such treatment, and
(iii) if they are intended to be funded and/or book-reserved are fully funded and/or book reserved, as appropriate, based upon reasonable actuarial assumptions.

     (n) Schedule 7.14(n) of the Price Disclosure Schedule sets forth a correct and complete list of the total amounts due as of the date hereof, or which may become payable in the future (whether actual or contingent or subject to the satisfaction of vesting requirements, performance goals or other conditions), under the terms of each long- or short-term incentive compensation, severance, stay bonus or retention bonus plan, program, arrangement or agreement of any of the Price Entities, other than (i) stock options granted under the AGC Option Plans and the award agreements thereunder,
(ii) severance required by Applicable Law in jurisdictions outside of the United States, including pursuant to agreements that provide for the payment of such required severance, and (iii) severance under employment agreements entered into with employees in jurisdictions outside of the United States.

     7.15 Labor Matters. Except as disclosed on Schedule 7.15 of the Price Disclosure Schedule, no labor organization or group of employees of the Price Entities has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or, to the Knowledge of any member of the Price Group, threatened to be brought or filed, with the National Labor Relations Board or any other labor relations tribunal or authority. There are no organizing activities, strikes, work stoppages, slowdowns, lockouts, material arbitrations or material grievances, or other material labor disputes pending or, to the Knowledge of any member of the Price Group, threatened against or involving the Price Entities. Each of the Price Entities is in compliance with all applicable laws and collective bargaining agreements respecting employment and employment practices, terms and conditions of employment, wages and hours and occupational safety and health, except for such noncompliance that would not, individually or in the aggregate, have a Price Material Adverse Effect.

     7.16 Technology and Intellectual Property. Except as disclosed on Schedule
7.16 of the Price Disclosure Schedule, each of the Price Entities owns or has a valid license to use all trade secrets, know-how, trademarks, service marks and trade names (including any registrations or applications for registration of any of the foregoing) (collectively, the "INTELLECTUAL PROPERTY") necessary to carry on its business substantially as currently conducted. No member of the Price Group or any of the Price Entities has received any written (or, to the Knowledge of the Price Group, oral) notice of infringement of, or conflict with, and, to the Knowledge of the Price Group, there are no infringements of or conflicts with, the rights of others with respect to the use of any Intellectual Property, except as would not, individually or in the aggregate, reasonably be expected to have a Price Material Adverse Effect.

     7.17 Real Property.

     (a) Schedule 7.17(a) of the Price Disclosure Schedule sets forth a complete and accurate list and description of all real property leased, subleased, operated, licensed, managed or otherwise occupied by the Price Entities (collectively, the "LEASED REAL PROPERTY"), such description including, for each Leased Real Property, an identification of the lease agreement therefor, the title and date thereof, the names of the lessor and lessee thereunder, and the address of the premises leased thereunder. As of the date hereof, the Price Entities hold good and valid leasehold title to the Leased Real Property, free and clear of any Liens, other than Permitted Liens, and assuming that the AGC/GEI Consents are duly obtained, the Price Entities will at Closing hold good and valid leasehold title to the Leased Real Property, free and clear of any Liens, other than Permitted Liens.

     (b) All of the leases, subleases, licenses, management and consulting agreements governing the Leased Real Property (collectively, the "LEASES") are valid and binding obligations of the applicable Price Entity and are in full force and effect. Except as set forth on Schedule 7.17(b) of the Price Disclosure Schedule and except for the NGOP Leases, subject to Nonmaterial Property Matters, no Lease is subject to any Lien, sublease, assignment, license or other agreement granting to any third party any interest in such Lease or any right to the use or occupancy of any Leased Real Property. Except as set forth on Schedule 7.17(b) of the Price Disclosure Schedule, subject to Nonmaterial Property Matters, no NGOP Lease is subject to any Lien, sublease, assignment, license or other agreement pursuant to which a Price Entity has granted to any third party any interest in such NGOP Lease or any right to the use or occupancy of any NGOP Lease governing the Leased Real Property. True and complete copies of the Leases have previously been delivered to NGP, including all amendments or modifications thereof and all side letters or other instruments affecting the obligations of any party thereunder. A Price Entity, as lessee under each Lease, is now in possession of each Leased Real Property. Except as set forth on Schedule 7.17(b) of the Price Disclosure Schedule, there is no pending or, to the Knowledge of any Price Entity, threatened, proceeding which might interfere with the use and quiet enjoyment of any tenant under a Lease. Except as set forth on Schedule 7.17(b) of the Price Disclosure Schedule, there are no outstanding defaults or circumstances which, upon the giving of notice or passage of time or both, would constitute a default or breach by either party under any Lease, except for such default or breaches which would not reasonably be expected to have a Price Material Adverse Effect. Except as set forth on Schedule 7.17(b) of the Price Disclosure Schedule and except for Nonmaterial Property Matters, the Price Entities have not assigned, mortgaged, pledged or otherwise encumbered their interest under any Lease. Except as set forth on Schedule 7.17(b) of the Price Disclosure Schedule, the Price Entities have exercised within the time prescribed in each Lease any option provided therein to extend or renew the term thereof. Notwithstanding anything to the contrary contained in this Section 7.17(b), no representation or warranty is made with respect to the status of title held by any Person of property leased to a Price Entity or contracted to a Price Entity for the management of such property, as distinct from the leasehold and or fee title, as the case may be, held by a Price Entity which is being represented to herein. As used herein, the term "lease" or "Lease" shall also include licenses, management agreements, consulting agreements, maintenance agreements and operating agreements, subleases, the term "lessor" shall also include any sublessor, and the term "lessee" shall also include any sublessee.

     (c) Schedule 7.17(c) of the Price Disclosure Schedule sets forth a complete and accurate list and description of all real property and interests in real property owned in fee by the Price Entities (collectively, the "OWNED REAL PROPERTY"), such description including, for each parcel of Owned Real Property, the legal description and address thereof, the use thereof, and the nature of any improvements thereon. As of the date hereof, the Price Entities hold good, valid and marketable fee title to the Owned Real Property, free and clear of any Liens, mortgages, easements, rights-of-way, licenses, use restrictions, claims, charges, options, title defects or encumbrances of any nature whatsoever, except for the Permitted Liens, and the Price Entities will at Closing hold good, valid and marketable fee title to the Owned Real Property, free and clear of any Liens, mortgages, easements, rights-of-way, licenses, use restrictions, claims, charges, options, title defects or encumbrances of any nature whatsoever, other than Permitted Liens. Except for Nonmaterial Property Matters, no improvements constituting a part of the Owned Real Property encroach on real property not owned or leased by the Price Entities. Except for Nonmaterial Property Matters and as would not reasonably be expected to have a Price Material Adverse Effect, there is no pending or, to the knowledge of any Price Entity, threatened actions or proceedings by any governmental authority for assessment or collection of taxes, impact fees or special assessments affecting any part of any Owned Real Property, and no condemnation or eminent domain proceeding against any part of any Owned Real Property is pending or, to the knowledge of any Price Entity, threatened. Except as provided for in Schedule 7.17(c) of the Price Disclosure Schedule and for Nonmaterial Property Matters, the Price Entities have granted no outstanding options and have entered into no outstanding contracts with others for the sale, mortgage, pledge, hypothecation, assignment, sublease, lease or other transfer of all or any part of the Owned Real Property. No person or entity has any right or option to acquire, or right of first refusal with respect to, the Price Entities' interests in the Owned Real Property or any part thereof. Except for Nonmaterial Property Matters, there are no unrecorded easements or encroachments affecting any portion of the Owned Real Property.

     7.18 Asset Sales. Since December 31, 2000, none of the Price Entities has conveyed, pledged, hypothecated, sold or otherwise transferred a material amount of its properties or assets for consideration less than the fair market value of such assets at the time of such conveyance, pledge, hypothecation, sale or other transfer.

     7.19 Distributions. Except as set forth on Schedule 7.19 of the Price Disclosure Schedule, since December 31, 2000, none of the Price Entities has, directly or indirectly, distributed cash or any other asset or made any payment to any Person (including through the cancellation of indebtedness or forgiveness of liabilities) other than to a Person who is not an Affiliate of any of the Price Entities in the ordinary course of business and on an arms-length basis.

     7.20 Filing Documents. None of the information regarding any member of the Price Group or any of the Price Entities supplied or to be supplied by such member of the Price Group or such Price Entity on or prior to the Closing Date included in any documents to be filed with any Governmental Authority in connection with the transactions contemplated hereby (including any Proxy Statement/Prospectus or other Registration Statement) contains at the Closing, or at the respective times such documents were or are filed with any Governmental Authority, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     7.21 Transactions with Affiliates.

     (a) Except as set forth in Schedule 7.21(a) of the Price Disclosure Schedule, since December 31, 2000, none of the Price Entities has entered into or agreed to enter into any transaction, contract, agreement, understanding or arrangement with any Affiliate of such Price Entity that is not a Price Entity.

     (b) Except for this Agreement, the other agreements contemplated to be entered into in connection with the transactions contemplated hereby and as set forth in Schedule 7.21(b) of the Price Disclosure Schedule, no material contract, agreement, understanding or arrangement between any of the Prices and the Transferred Entity Contributors, on the one hand, and any of the Price Entities, on the other hand, will continue in effect subsequent to the Closing Date. After the Closing, none of the Prices and the Transferred Entity Contributors will have any interest in any property (real or personal, tangible or intangible) or contract, agreement, understanding or arrangement of the Price Entities used in or pertaining to the business of the Price Entities, other than pursuant to ownership of Newco Common Stock or Class C Preferred Stock. Except as provided on Schedule 7.21(b) of the Price Disclosure Schedule, from and after the Closing Date, none of the Prices or the Transferred Entity Contributors will provide any services to the Price Entities.

     7.22 Absence of Certain Changes. Except as set forth in Schedule 7.22 of the Price Disclosure Schedule, since December 31, 2000, (x) the Price Entities have conducted their respective businesses in the ordinary course, consistent with past practice, and (y) there has not been (i) any material change by the Price Entities in accounting principles, practices or methods other than as required by GAAP or Applicable Law, (ii) any declaration, setting aside or payment of any dividend or other distribution with respect to the Equity Interests in any of the Price Entities (other than wholly to another Price Entity) or any other action or event that would have required the consent of NGP pursuant to Sections 10.1(b), (c), (d) (with respect to clause (iii) thereof, only with respect to sales and dispositions in excess of $100,000 individually and material pledges and Encumbrances and with respect to clause (iv) thereof, only with respect to settlements in excess of $100,000), (f), (g) (with respect to Affiliates, officers and directors and with respect to increases in compensation in excess of $25,000 only), (h) (only with respect to any amendment of an Employee Benefit Plan sponsored or maintained by a Price Entity that resulted in the enhancement of benefits to employees participating in, or the increase of costs to a Price Entity under, such plan), (i), (j) (only with respect to Affiliates that are not Price Entities), (k), (m), (n), (o), and (p) (only with respect to the foregoing), (iii) forgiveness of any indebtedness or liabilities owed to any of the Price Entities or (iv) except as reflected on the Financial Statements of the applicable Price Entity relating to the applicable period any event or events that, individually or in the aggregate, constitute a Price Material Adverse Change.

     7.23 State Takeover Statutes. Each of AGC, GEI and each of the Transferred Entities has taken all steps necessary to exempt (or continue the exemption of) the transactions contemplated hereby from, and challenge the validity of, any applicable state takeover law, as now or hereafter in effect.

                                  ARTICLE VIII
                    REPRESENTATIONS AND WARRANTIES OF THE AGC
              CONTRIBUTORS AND THE TRANSFERRED ENTITY CONTRIBUTORS

     Except as disclosed in the Contributor Disclosure Schedule delivered to Newco concurrently herewith (the "CONTRIBUTOR DISCLOSURE SCHEDULE"), each Contributor hereby represents and warrants to Newco as follows:

     8.1 Authority; No Violation.

     (a) The Contributor has full individual, limited liability company, partnership, trust or corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by all requisite limited liability company, partnership, trust or corporate action on the part of the Contributor, and no other limited liability company, partnership, trust, corporate or similar proceedings on the part of the Contributor are necessary to approve this Agreement or to authorize or consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Contributor and (assuming the due authorization, execution and delivery of this Agreement by the other parties hereto) constitutes a valid and binding obligation of such Contributor enforceable against each of the Contributor in accordance with its terms.

     (b) Neither the execution and delivery of this Agreement by the Contributor, nor the consummation of any of the transactions contemplated hereby to be performed by it, nor compliance by it with any of the terms or provisions hereof or thereof, will, as applicable, (i) violate any provision of the Organizational Documents, if any, of the Contributor, (ii) violate, conflict with or require any notice, filing, consent, waiver or approval under any Applicable Law to which the Contributor is subject, or (ii) result in the creation of any Encumbrance upon the Contributor's Equity Interests.

     8.2 Consents and Approvals. No consents or approvals of or filings, declarations or registrations with any Governmental Authority or any third party are necessary in connection with (i) the execution and delivery by the Contributor of this Agreement, and (ii) the consummation by the Contributor of the transactions contemplated hereby.

     8.3 Ownership of Equity Interests.

     (a) As of the date hereof, except as set forth in Schedule 8.3(a) of the Contributor Disclosure Schedule, and at the Closing, the Contributor owns beneficially and of record, and has good and valid title to, all Equity Interests in AGC and/or the Transferred Entities listed as owned by such party on Schedule 8.3(a) of the Contributor Disclosure Schedule, free and clear of any Encumbrances. Except as set forth on Schedule 8.3(a), upon delivery of the stock certificates, bill of sale and/or contribution agreement, as applicable, of each Contributor's Equity Interests in AGC and/or the Transferred Entities to Newco or NGP, as provided in Section 4.2 and 6.2, respectively, good and valid title to the Equity Interests held by such party will pass to Newco, free and clear of all Encumbrances.

     (b) Except as set forth on Schedule 8.3(b) of the Contributor Disclosure Schedule, there is no outstanding option, warrant, convertible or exchangeable security, right, subscription, call, right of first refusal, legally binding commitment, preemptive right or other agreement or right of any kind to purchase or otherwise acquire (including by exchange or conversion) from the Contributor any Equity Interest in AGC and/or any of the Transferred Entities owned by the Contributor, and Schedule 8.3(b) identifies with respect to each (i) the holder;
(ii) the date of grant; (iii) the number and type of Equity Interests into which it is convertible, exchangeable or exercisable; (iv) the exercise price, if any;
(v) the vesting schedule or a statement that it is fully vested; and (vi) the expiration date. As of the date hereof, except as set forth in Schedule 8.3(b) of the Contributor Disclosure Schedule, and at the Closing there are no outstanding obligations of the Contributor to redeem, repurchase or otherwise acquire any of the Equity Interests in AGC and/or any of the Transferred Entities. As of the date hereof, except as set forth in Schedule 8.3(b) of the Contributor Disclosure Schedule, and at the Closing there are no options, warrants, rights, convertible or exchangeable Securities, "phantom" Equity Interests (or similar "phantom"

Securities), Equity Interest appreciation rights, Equity Interest performance units, commitments, contracts, arrangements or undertakings of any kind to which the Contributor is a party or by which any of them is bound (i) obligating any of them to issue, deliver or sell, or cause to be issued, delivered or sold, existing or additional Equity Interests of AGC and/or the Transferred Entities, or any security convertible into or exercisable or exchangeable for any of the foregoing or for Voting Debt or (ii) obligating the Contributor to issue, grant, extend or enter into any such option, warrant, call, right, security commitment, contract, arrangement or undertaking.

     8.4 Corporate Existence and Power. If not an individual, the Contributor is duly organized, validly existing and in good standing under the laws of the state of its organization and has all corporate, trust and other powers required to carry out its responsibilities under this Agreement.

                                   ARTICLE IX
                 REPRESENTATIONS AND WARRANTIES OF NGP AND NEWCO

     Except as set forth in the written disclosure schedule previously delivered to the Price Group by NGP (the "NGP DISCLOSURE SCHEDULE"), NGP, Newco and NGOP represent and warrant to the Price Group as follows:

     9.1 Organization and Related Matters. NGP is a corporation, duly organized, validly existing and in good standing under the laws of the State of Maryland. NGP has the corporate power and authority to carry on its business as it is now being conducted and to own, lease and operate all of its properties and assets. Newco is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware. Newco has the corporate power and authority to carry on its business as it is now being conducted and to own, lease and operate all of its properties and assets. NGOP is a limited partnership organized under the laws of the State of Delaware. NGOP has the power and authority to carry on its business as it is now being conducted and to own, lease and operate all of its properties and assets.

     9.2 Authority; No Violation.

     (a) Each of NGP, Newco and NGOP have full corporate or limited partnership power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate, limited partnership or similar action on the part of each of NGP, Newco or NGOP, and no other corporate or limited partnership action on the part of NGP, Newco or NGOP is necessary to approve this Agreement or authorize or consummate the transactions contemplated hereby (other than the consents and approvals listed on Schedule 9.3 of the NGP Disclosure Schedule). This Agreement has been duly and validly executed and delivered by NGP, Newco and NGOP and (assuming the due authorization, execution and delivery of this Agreement by each of the other parties hereto) constitutes a valid and binding obligation of each of NGP, Newco and NGOP, enforceable against each in accordance with its terms.

     (b) Neither the execution and delivery of this Agreement by NGP, Newco or NGOP nor the consummation by any of them of the transactions contemplated hereby to be performed by them, nor compliance by NGP, Newco or NGOP with any of the terms or provisions hereof, will (i) violate any provision of the Organizational Document of NGP, Newco or NGOP, or (ii) assuming that the consents and approvals referred to in Schedule 9.3 hereof are duly obtained, violate, conflict with or require any notice, filing, consent or approval under any Applicable Law to which NGP, Newco or NGOP or any of their respective Subsidiaries or any of their respective properties, contracts or assets are subject.

     9.3 Consents and Approvals. Except for (v) the consents, approvals and notices as are set forth in Schedule 9.3 hereto, (w) the applicable filings under the HSR Act, if required, (x) compliance with and filings under the Securities Laws as may be required in connection with this Agreement and the transactions contemplated hereby, (y) those consents, approvals and notes that may be required solely by reason of the participation of any member of the Price Group or the Price Entities (as opposed to any other third party) in the transactions contemplated hereby and (z) those consents, approvals, notices, filings or registrations the failure of which to be obtained or made would not be reasonably likely, individually or in the aggregate, to have an NGP Material Adverse Effect, no consents or approvals of or filings or registrations with any Governmental Authority or any third party are necessary in connection with (i) the execution and delivery by NGP, Newco and NGOP of this Agreement and (ii) the consummation by NGP, Newco and NGOP of the transactions as contemplated hereby.

     9.4 Investment Purpose. Newco is acquiring the AGC Interests and the Transferred Entity Interests, and NGP is acquiring the GEI Interests, for the purpose of investment and not with a view to, or for offer or sale in connection with, any public distribution thereof in violation of the registration requirements of the Securities Act. Newco and NGP understand that the AGC Interests, the GEI Interests and the Transferred Entity Interests have not been, and will not be, registered under the Securities Act by reason of a specific exemption therefrom, and that any such exemption will depend, among other things, upon the bona fide nature of the investment intent and the accuracy of Newco's and NGP's representations as expressed in this Agreement, and that the AGC Interests and the Transferred Entity Interests cannot be resold by Newco, and the GEI Interests cannot be resold by NGP, unless they are registered under the Securities Act or unless an exemption from registration is available.

     9.5 Independent Committee Approval. The Independent Committee has approved adoption of this Agreement, the NGP Merger, the NGOP Merger, the AGC Acquisition, the GEI Acquisition, the Transferred Interest Acquisition and the other transactions contemplated hereby.

     9.6 No Other Broker. Other than Lazard Freres & Co., no broker, finder or similar intermediary has acted for or on behalf of, or is entitled to any broker's, finder's or similar fee or other commission from, NGP, Newco or NGOP in connection with this Agreement or the transactions contemplated hereby.

     9.7 Intention Regarding GEI. As of the date hereof and as of the Closing Date, neither Newco nor NGP has a plan or intention to transfer or distribute any of the GEI Interests acquired in the GEI Acquisition or any of the assets of GEI (including through a merger or liquidation) to Newco or any Newco Affiliate (other than NGP's acquisition of the GEI Interests from the Prices).

                                   ARTICLE X
                                   COVENANTS

     10.1 Conduct of Business by the Price Entities. Except as (i) otherwise contemplated by this Agreement, including as set forth on Schedule 10.1 with respect to each clause below, (ii) required by Applicable Law or (iii) subject to Applicable Law, consented to in writing by NGP (which consent may be evidenced by the initials of the Chairman of the Independent Committee) or, in the case of clause (l) below, prior review of the relevant disbursements ledger or other documentation requested by the Chairman of the Independent Committee, after the date hereof and prior to the First Effective Time, the Price Entities shall, and the Price Group shall cause (or enter into any negotiations, contracts, agreements understandings or arrangements agreeing or obligating) the Price Entities to:

     (a) conduct their respective businesses in the ordinary course of business; provided, however, that no action by any Price Entity that is expressly
--------  -------
permitted by any other provision of this Article X shall be deemed a breach of this Section 10.1(a) unless such action would constitute a breach of one or more other such provisions;

     (b) not (i) amend or propose to amend their respective Organizational Documents, (ii) split, combine or reclassify their outstanding Equity Interests or (iii) declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise, provided that a Price Entity that is treated as an
                              --------
S corporation or a partnership, or that is disregarded as an entity, in each case for federal income Tax purposes, may make distributions (after consultation with the Chairman of the Independent Committee regarding the timing and amount of any such distribution) to its shareholders, partners or members, as the case may be, to enable such shareholders, partners or members to pay any Income Taxes attributable to their interest in the applicable Price Entity to the extent (A) such Price Entity has positive taxable income during the period which begins on the date hereof and ends on the last day of the month immediately preceding the proposed distribution and (B) such Price Entity has adequate excess cash flow (which the parties acknowledge and agree will not be the case so long any amounts due to NGP or any of its Affiliates pursuant to any of the Leases have not been paid);

     (c) not issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of, any additional Equity Interests in any of the Price Entities, or any options, warrants or rights of any kind to acquire any of their Equity Interests or any debt securities that are convertible into or exchangeable for such Equity Interests in any of the Price Entities;

     (d) not (i) incur or become contingently liable with respect to any indebtedness for borrowed money, (ii) redeem, purchase, acquire or offer to purchase or acquire any shares of its Equity Interests or any options, warrants or rights to acquire any of its Equity Interests or any security convertible into or exchangeable for Equity Interests, (iii) sell, pledge, dispose of or encumber any assets or businesses other than pledges or encumbrances pursuant to existing credit facilities and Permitted Liens arising in the ordinary course of business or (iv) settle any claim, action or proceeding involving (A) any liability for money damages in excess of the sum of (x) the amount reserved for on such Person's financial statements on the date hereof in respect of such claim, action or proceeding and (y) the amount fully recovered from insurers or
(B) any material restrictions on any of its operations, or waive any right with respect to any claim exceeding $10,000 or any action or proceeding (it being understood that the decision of NGP to grant or withhold its consent with respect to the settlement of any such claim, action or proceeding pursuant to clause (d)(iv) shall be made within a reasonable time and shall be based upon maintaining the assets of the Price Entities and preserving the goodwill and business relationships of the Price Entities with customers, vendors and others having business relationships with them);

     (e) use reasonable efforts to preserve intact their respective business organizations and goodwill, keep available the services of their respective present officers and employees, and preserve the goodwill and business relationships with customers and others having business relationships with them and not modify in any material respect, amend in any material respect or terminate any of its Contracts or Leases (other than Contracts or Leases that terminate automatically by their terms);

     (f) not enter into, adopt or amend any employment, severance, change in control, retention, special pay arrangement with respect to termination of employment or other similar plans, arrangements or agreements with or for the benefit of any directors, officers or employees, except offer letters for at-will employment that do not provide for any severance (it being understood that the decision of NGP to grant or withhold its consent with respect to the settlement of any such claim, action or proceeding pursuant to this clause (f) shall be made within a reasonable time and shall be based upon maintaining the assets of the Price Entities and preserving the goodwill and business relationships of the Price Entities with customers, vendors and others having business relationships with them);

     (g) not increase the salary, monetary compensation, incentive compensation or benefits of any officer, director or employee except for annual merit increases in the ordinary course of business to the base salary or wages of employees who are not officers or directors and except as required by Applicable Law;

     (h) not adopt, enter into or amend or commit themselves to adopt, enter into or amend any Employee Benefit Plan or plan, programs or arrangement that would be an Employee Benefit Plan under this Agreement if it were in effect as of the date hereof, except for amendments as required by Applicable Law;

     (i) not make any capital expenditures or enter into any binding commitment or contract to make such expenditures in excess of $100,000 in the aggregate in any one month except for such capital expenditures as required by Applicable Law (it being understood that the decision of NGP to grant or withhold its consent with respect to any such expenditure, commitment or contract pursuant to this clause (i) shall be made within a reasonable time and shall be based upon maintaining the assets of the Price Entities and preserving the goodwill and business relationships of the Price Entities with customers, vendors and others having business relationships with them);

     (j) notwithstanding any other clause of this Section 10.1, not make any loan or advance to any of its Affiliates, officers, directors, employees, consultants, agents or other representatives (other than reasonable and customary travel advances made in the ordinary course of business);

     (k) not acquire or agree to acquire in any manner, including by way of merger, consolidation or purchase of an Equity Interest or assets, any business of any Person;

     (l) not, directly or indirectly, make any payment or distribution of cash or any other asset (x) to any Affiliate and (y) in excess of $10,000 individually or $25,000 in the aggregate in any one month, except as expressly contemplated by clause (i) above (it being understood that the decision of NGP to grant or withhold its consent to a payment or distribution in whole or in part pursuant to this clause (l) shall be made within a reasonable time and shall be based upon maintaining the assets of the Price Entities and preserving the goodwill and business relationships of the Price Entities with customers, vendors and others having business relationships with them);

     (m) not make any material Tax election or surrender any right to claim a Tax refund; provided, however, that AGC may after reasonable written notice to
            --------  -------
NGP elect to change its taxable year to December 31;

     (n) not take any corporate action for its winding up, dissolution or reorganization or for the appointment of a receiver, administrator or administrative receiver, trustee or similar officer of any or all of its assets of revenue;

     (o) notwithstanding any other clause of this Section 10.1, not discharge, cancel, forgive, settle or pay off any claims, indebtedness, liabilities or obligations of any kind or any nature involving Affiliates; and

     (p) enter into any binding contract, agreement, commitment or arrangement with respect to any of the foregoing.

     10.2 Conduct of Business by the NGP Group. After the date hereof and prior to the First Effective Time, Newco, NGP and NGOP shall (i) conduct their respective businesses in accordance with Applicable Law and (ii) use their respective reasonable best efforts to maintain in effect and to pay all premiums due thereon for the period ending on the Closing Date with respect to insurance policies and surety and fidelity bonds maintained by them on the date hereof or to procure comparable replacement policies and bonds (or such replacement coverage as is obtainable on a commercially reasonable basis) and maintain such policies and bonds in full force and effect until the Closing Date. NGOP shall deliver to each holder of NGOP Common Units a check made payable to the appropriate taxing authority in an amount sufficient to satisfy the Tax obligations (if any) of each holder of NGOP Common Units to the extent such Tax obligations are attributable to income for the period beginning on January 1, 2002 up to and including the Closing Date allocated by NGOP to such holder other than income from sales or other dispositions of properties contributed to NGOP to the extent that NGP and NGOP have complied with their obligations with regard to such dispositions under Section 7.1.A(3) of the NGOP Partnership Agreement (provided, however, that NGOP shall be obligated to make the distributions
 --------  -------
called for by Section 7.1.A(3) of the NGOP Partnership Agreement in cash no later than immediately prior to the Second Effective Time and that each holder of NGOP Common Units hereby waives their right to receive such distributions in the form of a promissory note). Payments pursuant to the preceding sentence shall be made immediately prior to the Second Effective Time, or assuming there has been a reasonably detailed and timely request by the holder of any NGOP Common Units, at least two days before the due date of any Return of such holder. To the extent there has been a reasonably detailed and timely request by the holder of any NGOP Common Units, then notwithstanding the immediately preceding sentence, NGOP may in lieu of honoring such request, make a reimbursement payment to the relevant holder on or before the Second Effective Time in an amount computed in accordance with this Section 10.2. For purposes of this Section 10.2, Tax obligations of holders of NGOP Common Units shall be computed as if (A) such holders have no items of income, gain, deduction or loss ("Tax Items") other than Tax Items allocated to them by NGOP and the Price Entities that are taxed as partnerships or S corporations for federal Income Tax purposes (excluding Tax Items of any Price Entity for any period with respect to which a distribution has been made pursuant to Section 10.1(b) of this Agreement and any Tax Items that such holder would not be permitted to utilize due to insufficient Tax basis or amount at risk, restrictions under the passive activity loss rules or similar restrictions) and (B) such holders are taxable on income and gains at the maximum applicable combined United Stated and California tax rate applicable to individuals on income and gains of the relevant type taking into account the deductibility of state income taxes for United States federal income tax purposes (and the deductibility of local income taxes for state income tax purposes, if applicable).

     10.3 Insurance. The Price Entities shall use their reasonable best efforts to maintain in effect and to pay all premiums due thereon for the period ending on the Closing Date with respect to Insurance Policies and surety or fidelity bonds maintained by them on the date hereof or to procure, comparable replacement policies and bonds (or such replacement coverage as is obtainable on a commercially reasonable basis) and maintain such policies and bonds in full force and effect until the Closing Date.

     10.4 Employees, Employee Benefits.

     (a) Newco and NGP, as applicable, shall honor, in accordance with the terms and conditions of the applicable plan, policy, agreement and/or arrangement, all Employment Agreements and all benefits and obligations accrued (and not therefore used, paid or canceled) as of the Second Effective Time by current and former employees of the Price Entities under the Plans.

     (b) Through December 31, 2002, Newco and NGP, as applicable, shall maintain employee benefit plans, policies and arrangements which, with respect to the employees of the Price Entities employed as of the Second Effective Time ("PRICE EMPLOYEES") provide benefits (other than equity-based incentives) that are comparable in the aggregate to the benefits provided to such employees under the Plans as in effect immediately prior to the Second Effective Time.

     (c) For purposes of determining eligibility to participate, vesting and determination of the level of benefits (but not accrual or entitlement to benefits other than severance benefit accrual where length of service is relevant) for Price Employees under all employee benefit plans and arrangements of NGP or Newco, NGP shall or shall cause Newco to recognize service with the Price Entities to the same extent recognized under a comparable Plan as in effect immediately prior to the Second Effective Time.

     (d) NGP shall or shall cause Newco to (i) waive all limitations as to pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Price Employees under all employee benefit plans in which such employees may be eligible to participate after the Second Effective Time, other than limitations or waiting periods that are already in effect with respect to such employees and that have not been satisfied as of the Second Effective Time under any Plan immediately prior to the Second Effective Time and (ii) provide each Price Employee with credit for any co-payments and deductibles paid prior to the Second Effective Time in satisfying any applicable deductible or out-of-pocket requirements for the year in which the Second Effective Time occurs under all employee benefit plans in which such employees are eligible to participate after the Second Effective Time.

     10.5 Third-Party Proposals. No member of the Price Group shall, nor shall they, as applicable, permit any of their respective Subsidiaries, officers, directors, employees, representatives or agents, including any investment banker, attorney, consultant or accountant engaged by any of them to, directly or indirectly (i) solicit, initiate or encourage any inquiry or proposal that constitutes, or may reasonably be expected to lead to, a proposal or offer to enter into any merger, consolidation, amalgamation, refinancing of debt (other than as contemplated by this Agreement), acquisition of any equity interest, prepackaged bankruptcy plan, plan of liquidation or dissolution, recapitalization, sale and/or purchase of all or substantially all of the assets of AGC, GEI or any of the Transferred Entities or any similar business combination, acquire any interest in, dispose of or otherwise result in a change of control of any of the Price Entities or any of their respective material assets (any of the foregoing inquiries or proposals, an "ACQUISITION PROPOSAL");
(ii) engage in negotiations or discussions concerning, or provide any information to any person or entity relating to, an Acquisition Proposal; or
(iii) agree to any Acquisition Proposal. Each member of the Price Group shall notify NGP promptly (but in any event within 24 hours) after receipt of any Acquisition Proposal, any amendment or modification to an Acquisition Proposal, or any request for nonpublic information relating to the Price Group in connection with an Acquisition Proposal. Such notice to NGP shall be made in writing and shall indicate the identity of the person making the Acquisition Proposal or requesting nonpublic information and the terms of any such Acquisition Proposal or modification or amendment to an Acquisition Proposal. It is understood that any breach of the restrictions set forth in this Section 10.5 by the Prices, any executive officer of any member of any of the Price Entities or any investment banker, attorney, consultant, accountant or other agent, advisor or representative of the Prices or the Price Entities, shall be deemed to be a breach of this Section 10.5 by the Price Group. No member of the Price Group or any of the Price Entities or, as applicable, any of their respective officers, directors, employees, representatives or agents, including any investment banker, attorney, consultant or accountant engaged by any of them, shall amend, modify, waive or terminate, or otherwise release any Person from, any standstill, confidentiality or similar agreement or arrangement currently in effect relating to this Agreement or the transactions contemplated hereby. Each member of the Price Group and each of the Price Entities shall, as applicable, cause their respective officers, directors, agents, advisors to comply with the provisions of this Section 10.5.

     10.6 Officers' and Directors' Indemnification.

     (a) Newco agrees that, for a period of six years following the Closing Date, it will not cause AGC, GEI or any of the Transferred Entities to amend their respective Organization Documents in a manner which would alter the rights of indemnification or exculpation existing in favor of the directors and officers of AGC, GEI or any of the Transferred Entities as provided in the Organizational Documents of AGC, GEI and the Transferred Entities, respectively, in effect on the date hereof with respect to matters occurring prior to the Closing Date (unless the Organizational Documents of a successor entity would contain provisions providing for indemnification or exculpation that are the same as the comparable provisions in the predecessor's Organizational Documents); provided, however, that no indemnity shall be available to any
            --------  -------
Person in respect of any amounts payable by an Indemnifying Party in respect of Losses as to which any NGP Indemnitee is entitled to indemnity from such Indemnifying Party pursuant to the provisions of Article XII or Article XV or would be so entitled but for the limitations and restrictions set forth in
Section 15.2 or Section 16.2, except to the extent any payment in respect thereof is covered by officers' and directors' liability insurance.

     (b) Until the sixth anniversary of the Closing Date, NGP, NGOP and any surviving member of the Price Entities shall maintain officers' and directors' liability insurance covering the Persons who are presently covered by such Price Entity's officers' and directors' liability insurance policies with respect to acts and omissions occurring prior to the Closing Date, by obtaining tail coverage of such existing insurance policies on terms that are no less favorable than the terms of the current insurance in effect on the date hereof and providing coverage only with respect to matters occurring prior to the Closing Date, to the extent that such tail insurance coverage can be maintained at an annual cost to such surviving entity of not greater than 150% of the annual premium for the current insurance policies and, if such tail coverage cannot be maintained at such cost, providing such coverage as can be so maintained at a cost equal to 150% of the annual premium for the current insurance policies.

     10.7 State Takeover Statutes. Each of AGC, GEI and each of the Transferred Entities shall take all steps necessary to exempt (or continue the exemption of) the transactions contemplated hereby from, and challenge the validity of, any applicable state takeover law, as now or hereafter in effect.

     10.8 NGOP Leases. Rent owing, due or that shall become due pursuant to the NGOP Leases shall be deferred through March 31, 2002. Subsequent to such date, such rent shall be payable in accordance with the terms of such NGOP Leases.

     10.9 Reasonable Best Efforts - Tax Treatment.

     (a) None of the parties to this Agreement shall, nor shall any of them permit any of their respective Subsidiaries to, take or cause to be taken any action that would disqualify (i) the NGP Merger as a reorganization within the meaning of Section 368(a) of the Code, (ii) the NGP Merger, together with the NGOP Merger, the AGC Acquisition and the Transferred Interest Acquisition as an exchange under Section 351 of the Code, or (iii) the GEI Acquisition as a taxable exchange under Section 1001 of the Code. The parties to the Agreement shall use their reasonable best efforts, and shall cause their respective Subsidiaries to use their reasonable best efforts, to take or cause to be taken any action required to cause the consequences described above and to facilitate the issuance of the opinions described in Section 13.1(e) below.

     (b) Each of the parties to the Agreement, as applicable, shall report (i) the NGP Merger as a reorganization within the meaning of Section 368 of the Code, (ii) the NGP Merger, together with the NGOP Merger, the AGC Acquisition and the Transferred Interest Acquisition as an exchange under Section 351 of the Code and (iii) the GEI Acquisition as a taxable exchange under Section 1001 of the Code, in each case, unless otherwise required pursuant to a "determination" within the meaning of Section 1313(a) of the Code.

     10.10 Return Filing and Payment of Taxes. From and after the date hereof and prior to the First Effective Time, the Price Entities shall use their reasonable best efforts, and the Indemnifying Parties shall use their reasonable best efforts to cause the Price Entities (A) to timely file all Returns required to be filed by any of the Price Entities during such period in a manner that is correct and complete in all material respects, (B) to pay all Taxes shown as due on such Returns that the relevant Price Entity has the ability to pay (it being agreed and understood that, for purposes of this Section 10.10(B), no member of the Price Group shall be required to contribute or loan funds to the Price Entities) and (C) to duly withhold and collect and pay over to the proper Taxing Authority (or properly hold for payment) with respect to all employees, all employee income, social security, unemployment and any other payroll Taxes required to be withheld, collected or paid over (or held for payment).

     10.11 Pledges. The parties hereto agree to use their reasonable best efforts to cause each of the pledgors (the "PLEDGORS") of the collateral pledged in connection with the pledges set forth on Schedule 10.11 of the Price Disclosure Schedule (the "PLEDGES") to be released from any and all obligations arising from the Pledges.

     10.12 Delivery of Documents. The Price Group shall use its reasonable best efforts (A) to deliver to NGP as soon as practicable and, if possible using such efforts, on or before the Closing Date, a photocopy of the Hillary Glyn Peterson Revocable Trust dated December 2, 1996 and (B) to search AGC's records for any Tax election forms NGP shall reasonably request and deliver a photocopy of such election forms to NGP.

                                   ARTICLE XI
                              ADDITIONAL AGREEMENTS

     11.1 Regulatory Matters.

     (a) NGP shall promptly prepare and file with the SEC the preliminary proxy materials that shall constitute the "PROXY STATEMENT/PROSPECTUS". NGP shall use all reasonable efforts to cause a definitive Proxy Statement/Prospectus and Registration Statement relating to the adoption of this Agreement and the transactions contemplated hereby by NGP's stockholders to be filed as promptly as practicable after such filing, and NGP shall thereafter use all reasonable efforts to cause the Registration Statement to become effective and mail or deliver the Proxy Statement/Prospectus to its stockholders. The Price Entities and the members of the Price Group shall be given an opportunity to review and comment on the Proxy Statement/Prospectus and any amendment or supplement thereto prior to filing with the SEC and NGP shall consider any such comments in good faith. NGP shall also use all reasonable efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement, and each member of the Price Group shall furnish all information concerning such party as may be reasonably requested by NGP in connection with (i) any such action and
(ii) any Proxy Statement/Prospectus or Registration Statement. NGP agrees to provide the Price Entities any comments which NGP or its counsel receive from the staff of the SEC with respect to the Proxy Statement/Prospectus promptly after receipt thereof. NGP agrees to correct any information provided by the Price Group that shall have become false or misleading in any respect and NGP further agrees to take all reasonable steps to cause such Proxy Statement/Prospectus as so corrected to be filed with the SEC and disseminated to NGP's stockholders, in each case (i) to the extent requested by the Price Group and (ii) as and to the extent required by the applicable provisions of the Securities Laws.

     (b) The parties hereto shall cooperate with each other and use their reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Authorities which are necessary or advisable to consummate the transactions contemplated by this Agreement, and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such Governmental Authorities. NGP, on the one hand, and the Prices, AGC and GEI, on the other hand, shall be provided with the opportunity to review in advance, and, to the extent practicable, each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to NGP, Newco, AGC, GEI or the Transferred Entities, as the case may be, and any of their respective Subsidiaries, which appear in any filing made with, or written materials submitted to, any third party or any Governmental Authority in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein.

     (c) NGP, on the one hand, and the Prices, AGC and GEI, on the other hand, shall, upon request, furnish each other with all information concerning themselves, their Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement/Prospectus, the Registration Statement or any other statement, filing, notice or application made by or on behalf of Newco, NGP, AGC, GEI, the Transferred Entities or any of their respective Subsidiaries to any Governmental Authority in connection with the transactions contemplated by this Agreement.

     (d) NGP, on the one hand, and the Prices, AGC and GEI, on the other hand, shall promptly advise each other upon receiving any communication from any Governmental Authority whose consent or approval is required for consummation of the transactions contemplated by this Agreement which causes such party to believe that there is a reasonable likelihood that any Requisite Regulatory Approval will not be obtained or that the receipt of any such approval will be materially delayed.

     11.2 Access to Information.

     (a) Subject to Applicable Law relating to the exchange of information, each member of the Price Group and each Price Entity shall, and shall cause each of their respective Subsidiaries to, afford to the officers, employees, accountants, counsel and other representatives of NGP, access, during normal business hours during the period prior to the First Effective Time, to all its properties, books, contracts, commitments and records and, during such period, each member of the Price Group and each of the Price Entities shall, and shall cause their respective Subsidiaries to, make available to NGP (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of the Securities Laws and
(ii) all other information concerning its business, properties and personnel as NGP may reasonably request. No member of the Price Group or any Price Entity shall be required to provide access to or to disclose information where such access or disclosure would jeopardize the attorney-client privilege of the institution in possession or control of such information or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

     (b) NGP shall hold all information furnished by or on behalf of the Price Group, the Price Entities or any of their Subsidiaries or representatives pursuant to Section 11.2(a) in confidence to the extent required by, and in accordance with, the provisions of the confidentiality agreement, dated February 12, 2002, between NGP, the Prices and AGC (the "CONFIDENTIALITY AGREEMENT").

     11.3 Stockholders' Approval. NGP shall call a meeting of its stockholders to be held as soon as reasonably practicable after the date hereof for the purpose of obtaining the Stockholder Approval, and shall use its reasonable best efforts to cause such meeting to occur as soon as reasonably practicable. The Board of Directors of NGP shall use its reasonable best efforts to obtain from such stockholders the Stockholder Approval; provided that the use of such
                                            --------
reasonable best efforts shall not be deemed to require the NGP Board of Directors to maintain in place a recommendation that its stockholders adopt this Agreement and approve the transactions contemplated hereby to the extent such action is inconsistent with its fiduciary duties under Applicable Law.

     11.4 Legal Conditions to Merger. Each of NGP, Newco and each member of the Price Group shall, and shall cause its Subsidiaries to, use their reasonable best efforts to take, or cause to be taken, all actions necessary, proper or advisable (including amending or restructuring any leases to which any of the Price Entities is a party) (a) to comply promptly with all legal requirements which may be imposed on such party or its Subsidiaries to consummate the transactions contemplated by this Agreement, and (b) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Authority and any other third party which is required to be obtained by any of them or any of their respective Subsidiaries in connection with the transactions contemplated by this Agreement; provided, however, that no member of the Price Group or its respective
--------  -------
Subsidiaries shall be required to make any payment (other than ordinary filing fees) or enter into any modification or amendment to a Lease that alters the Lease in a manner that is adverse to the lessee Price Entity in connection with obtaining any such consent, authorization, order, approval or exemption. Each party hereto shall use its reasonable best efforts to consummate the transactions contemplated hereby notwithstanding any initiation prior to the Closing Date of any proceeding seeking dissolution, winding up, liquidation or reorganization of any of the Price Entities or any of such entity's debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, except as required by Applicable Law or such party's fiduciary duties as set forth in an opinion of independent legal counsel.

     11.5 NYSE Authorization. NGP shall use all reasonable efforts to cause (i) the shares of Newco Common Stock to be issued in the NGP Merger and the NGOP Merger and (ii) the conversion of Class C Preferred Stock to be listed, subject to official notice of issuance, on the NYSE prior to the First Effective Time.

     11.6 Additional Agreements. If, at any time after the First Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the surviving corporation in each of the NGP Merger and the NGOP Merger, or in connection with the transfer of the AGC Interests, the GEI Interests or the Transferred Interests, with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the such mergers or transfers, as the case may be, the proper officers and directors of each party to this Agreement and their respective Subsidiaries shall take all such necessary action as may be reasonably requested by NGP and Newco. Each party hereto shall use its reasonable best efforts prior to the Closing to cause the relationship between each Association and the applicable Price Entity to continue in substantially the same manner after the Closing as such relationship exists on the date hereof. As soon as reasonably practicable after the date hereof, AGC and the Prices shall enter into an administration and indemnification agreement with respect to the Prices' assumption of liability for membership refunds at Mountaingate Country Club, on terms and conditions mutually agreeable to NGP, AGC and the Prices.

     11.7 Advice of Changes. NGP, on the one hand, and the Price Group, on the other hand, shall each promptly advise the other party of any change or event
(i) having an NGP Material Adverse Effect or a Price Material Adverse Effect, respectively or (ii) which it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants contained herein.

     11.8 Director Designation Agreement. NGP, NGOP and David G. Price hereby agree that the Director Designation Agreement shall terminate automatically on the Closing Date without any further action by the parties hereto.

     11.9 Affiliates. The Price Group (i) has disclosed on Schedule 7.21 of the Price Disclosure Schedule, all persons who will or may be, as of the Closing Date (assuming the consummation of the transactions contemplated hereby) "affiliates" of Newco for purposes of Rule 145 under the Securities Act, and
(ii) shall use its commercially reasonable efforts to cause each person who is identified as a potential Newco "affiliate" in Section 7.21 of the Price Disclosure Schedule to deliver to Newco and as promptly as practicable but in no event later than 10 days prior to the Closing Date, a signed agreement in respect of any such "affiliate" substantially in the form attached as EXHIBIT J (the "AFFILIATE LETTER"). The Price Group shall notify NGP and Newco from time to time of any other person who will or may be such an

"affiliate" and use its commercially reasonable efforts to cause each additional person who is identified as an "affiliate" to execute a signed agreement as set forth in this Section 11.9.

     11.10 Plan of Reorganization. This Agreement is intended to constitute a "plan of reorganization" within the meaning of Treasury Regulation Section 1.368(g).

     11.11 Intercompany Payables. Notwithstanding anything herein to the contrary, the parties acknowledge that after the date hereof and prior to the Closing Date, in repayment of (x) the net amounts owing to any member of the Price Group (other than AGC, GEI and the Transferred Entities) by AGC, GEI and the Transferred Entities, less (y) the net amounts owing to AGC, GEI, the Transferred Entities and their Subsidiaries by any member of the Price Group (other than AGC, GEI and the Transferred Entities) (the parties agreeing that as of the date hereof the amount in clause (x) is greater than the amount in clause
(y)), the Shareholder Loans (as defined in Schedule 11.11(a) of the Price Disclosure Schedule) (including accrued interest thereon) shall be transferred to the Prices and the borrowers and lenders with respect to the loans set forth on Schedule 11.11(b) of the Price Disclosure Schedule shall cause the settlement of such loans (including interest accrued thereon) as described on Schedule 11.11(b), it being acknowledged and agreed that no distribution shall be made by any of the Price Entities to any Person (other than any of the other Price Entities) in connection with such settlement. Each of the Prices and the Trusts, on the one hand, and the Price Entities, on the other hand, shall release and forever discharge, from and after the date of the transaction described in this
Section 11.11, the other from any and all claims, demands, damages, actions, causes of action or suits of any kind, whether known or unknown, that such party may have arising out of or relating to the loans set forth on Schedule 11.11(b), other than a breach of the representations set forth at Section 12.6(f). The borrowers under each such loan set forth on Schedules 11.11(a) and (b) shall not be obligated to make any payment of interest or principal otherwise due under such loan prior to the settlement thereof, notwithstanding the accrual of interest on such loan.

     11.12 Seller Releases. The parties hereto agree to use their reasonable best efforts to cause each of the guarantors (the "GUARANTORS") of the guarantees set forth on Schedule 11.12 to the Price Disclosure Schedule (the "GUARANTEES") to be released from any and all obligations arising from the Guarantees on or after the Closing Date; provided, however, that to the extent
                                         --------  -------
any Guarantor is required to make a payment with respect to a Guarantee (i) after the date hereof but prior to the Closing Date, such Guarantor shall be subrogated to the rights of the Person who enforced such Guarantee against Guarantor, and such subrogation shall not be subject to the Closing Release of such Guarantor, and (ii) after the Closing Date, (x) if there is an otherwise unsatisfied Loss for which such Guarantor must indemnify NGP or Newco pursuant to Article XII or XV, the amount of such Loss otherwise payable by such Guarantor shall be reduced by an amount equal to the payment such Guarantor made pursuant to such Guarantee (provided that if the amount paid by such Guarantor
                            --------
exceeds the amount of such Loss, the excess amount shall be subject to clause
(y)) or (y) if there is no such Loss, such Guarantor shall be subrogated to the rights of the Person who enforced such Guarantee against such Guarantor.

     11.13 Partners Agreement. David G. Price and Dallas P. Price hereby agree that the Price Partners Agreement shall terminate automatically on the Closing Date without any further action by the parties hereto; provided, however, that
                                                        --------   -------
Section 3 of the Price Partners Agreement shall be deemed waived by each of David G. Price and Dallas P. Price in connection with any vote by holders of NGP Common Stock and NGOP Common Units contemplated by the Voting Agreement.

     11.14 Title Insurance Affidavits. At or prior to Closing, the Price Entities shall deliver to NGP, and a title insurance company chosen by NGP (the "TITLE COMPANY"), such affidavits, certifications, evidence of corporate authority, indemnities and other instruments as the Title Company shall require in order to issue either updated title insurance policies for the Owned Real Property or non-imputation affidavits to the existing title insurance policies.

                                  ARTICLE XII
                                   TAX MATTERS

     12.1 Tax Indemnification. From and after the Closing, each of the Indemnifying Parties, jointly and severally, shall be liable for, and shall indemnify and hold harmless each of the NGP Indemnitees against any and all Losses with respect to:

     (a) all Taxes of the Price Entities for all Pre-Closing Periods that have become due (it being agreed and understood that Taxes shall not be considered due until the date on which they become delinquent (excluding any Taxes not delinquent on account of a voluntary agreement between any of the Price Entities and a taxing authority)) on or before the date hereof (but only to the extent not paid by the relevant Price Entity prior to the Closing);

     (b) any breach by such Person of any of the representations set forth in
Section 12.6; and

     (c) an  breach by such Person of any of the covenants set forth in this
Article XII or in Sections 10.1(m), 10.9, 10.10, and 16.3 of this Agreement ((a), (b) and (c) collectively, "EXCLUDED TAXES"). For purposes of this Article XII, "Losses" shall not include (A) any reduction in a net capital loss, net operating loss, or foreign Tax credit carryforward or carryback or similar Tax attribute or (B) a Loss which can be offset by a Tax Benefit of a Price Entity attributable to a taxable period (or portion thereof) ending on or before the date hereof. Notwithstanding anything else to the contrary in this Agreement, the Indemnifying Parties shall not be required to indemnify or hold harmless the NGP Indemnitees against the amounts set forth on Schedule 12.1(a) and such amounts shall not be Excluded Taxes.

     12.2 Allocation of Certain Taxes.

     (a) The parties agree that if any Price Entity is permitted under applicable foreign, state or local Tax law or administrative practice to treat the Closing Date as the last day of a taxable period, such day shall be treated as the last day of a taxable period for purposes of such relevant Tax law.

     (b) To the extent any Price Entity has agreed (as tenant) to pay real, personal or intangible property Taxes with respect to the leased premises pursuant to a lease, and but for such lease, the payment of such Taxes would have been the obligation of the landlord, such amounts shall be considered rent, and not Taxes, for purposes of this Article XII.

     12.3 Filing Responsibility; Payments.

     (a) Any Return with respect to Newco, NGP or any Subsidiary of either of them, or any of the Price Entities shall be prepared and filed by the person required under the law to file such Return; provided, however, that all income,
                                            --------  -------
franchise and similar Returns which relate solely to a Pre-Closing Period with respect to any of the Price Entities which are S corporations or partnerships for United States federal income Tax purposes (the "PRICE RETURNS") shall be prepared and filed by the Prices, except to the extent that the Prices are not permitted by law to file a Return, in which case Newco, NGP or the applicable Subsidiary agrees (subject to Section 12.3(b)) to execute and file such Return, as prepared by the Prices.

     (b) With respect to any Return required to be filed from and after the date hereof by any Price Entity that could reasonably be expected to affect Taxes for which Newco or any of its Subsidiaries may be liable (without regard to Section 12.1), such Price Entity shall, and the Prices shall cause such Price Entity to, deliver to NGP (or, following the Closing Date, to Newco) for its review, comment and approval (which approval shall not be unreasonably withheld or delayed) a copy of its proposed Return no later than thirty (30) days prior to the due date (including extensions), and except with respect to Returns for which the Tax liability of Newco or its Subsidiaries is immaterial compared with the Tax liability of the Indemnifying Parties, including the Price Returns, shall make such changes as are reasonably requested by Newco.

     (c) With respect to any Return for any of the Price Entities required to be prepared and filed from and after the date hereof by Newco or any of its Subsidiaries, that could reasonably be expected to affect Taxes for which any of the Indemnifying Parties may be liable, Newco shall cause the appropriate entity to deliver to the Prices for their review, comment and approval (which approval shall not be unreasonably withheld or delayed) a copy of the proposed Return no later than thirty (30) days prior to the due date (including extensions), and except with respect to Returns for which the Tax liability of the Indemnifying Parties is immaterial compared with the Tax liability of Newco or its Subsidiaries shall make such changes as are reasonably requested by the Prices.

     (d) To the extent any Excluded Taxes are not paid prior to the Closing Date, the Prices shall pay to Newco the amount of such Excluded Taxes two Business Days prior to the date such Excluded Taxes are due to the relevant Taxing Authority. Newco shall pay such amounts over, or shall cause such amounts to be paid over, to the relevant Taxing Authority.

     12.4 Refunds.

     (a) Newco, NGP or their Subsidiaries, as applicable, shall be entitled to any refunds, the benefit of any credits actually realized in cash and any amounts credited against Tax to which the Prices, the AGC Contributors or the Transferred Entity Contributors become entitled, of or with respect to Taxes of the Price Entities except to the extent such refunds or credits are attributable to Excluded Taxes or Taxes paid by the Price Group or a Price Entity on or prior to the date hereof (except for Taxes set forth on Schedule 12.1(a)). Newco, NGP or their Subsidiaries, as applicable, shall be entitled to any refunds, the benefit of any credits actually realized in cash and any amounts credited against Tax of Newco, NGP or any of their Subsidiaries (other than the Price Entities) for all periods.

     (b) The Prices, the AGC Contributors or the Transferred Entity Contributors, as applicable, shall be entitled to any refunds, the benefit of any credits actually realized in cash and any amounts credited against Tax to which Newco, NGOP or their Subsidiaries become entitled, of or with respect to Taxes of the Price Entities to the extent such refunds or credits are attributable to Excluded Taxes or Taxes paid by the Price Group or a Price Entity on or prior to the date hereof (except for Taxes set forth on Schedule 12.1(a)).

     (c) Newco, NGP and their Subsidiaries shall promptly forward to the Prices the AGC Contributors or the Transferred Entity Contributors, as applicable, any amounts to which such parties are entitled under Section 12.4(b). The Prices, the AGC Contributors or the Transferred Entity Contributors, as applicable, shall promptly forward to Newco or NGP (as applicable) any amounts to which Newco, NGP or any of their Subsidiaries (including the Price Entities) are entitled under Section 12.4(a).

     12.5 Control of Tax Audits.

     (a) Subject to Section 12.5(c), the Prices shall have the right, at their own expense, to control any Tax Audit, initiate any claim for refund, contest, resolve and defend against any assessment, notice of deficiency, or other adjustment or proposed adjustment, or consent to any extension or waiver of the limitations period applicable to any Tax claim or assessment, in each case to the extent relating to any Excluded Taxes or Taxes paid by the Price Group or a Price Entity on or prior to the date hereof (except for Taxes set forth on Schedule 12.1(a)).

     (b) Subject to Section 12.5(d), Newco shall have the right, at its own expense, to control any Tax Audit, initiate any claim for refund, contest, resolve and defend against any assessment, notice of deficiency, or other adjustment or proposed adjustment or consent to any extension or waiver of the limitations period applicable to any Tax claim or assessment, in each case, (A) to the extent relating to any Taxes of the Price Entities other than Excluded Taxes or Taxes paid by the Price Group or a Price Entity on or prior to the date hereof (except for Taxes set forth on Schedule 12.1(a)) and (B) to the extent relating to Taxes of Newco or any of its Subsidiaries (other than the Price Entities) with respect to any taxable period.

     (c) From and after the date hereof, the Prices shall not settle or cause or permit any Price Entity to settle any Tax Audit initiate any claim for refund, contest, resolve and defend against any assessment, notice of deficiency, or other adjustment or proposed adjustment or consent to any extension or waiver of the limitations period applicable to any Tax claim or assessment, if such settlement or other action would reasonably be expected to adversely affect the Tax liability of Newco or any of its Subsidiaries without the prior written consent of NGP (or, following the Closing, Newco), which consent shall not be unreasonably withheld.

     (d) From and after the date hereof, neither Newco, NGP nor any of their Subsidiaries shall settle any Tax Audit and, from and after the Closing Date, neither Newco, NGP nor any of their Subsidiaries shall settle any Tax Audit, initiate any claim for refund, contest, resolve and defend against any assessment, notice of deficiency, or other adjustment or proposed adjustment or consent to any extension or waiver of the limitations period applicable to any Tax claim or assessment, if such settlement or other action would reasonably be expected to adversely affect any Excluded Taxes or any Tax liability of the Prices, the AGC Contributors or the Transferred Entity Contributors without the prior written consent of the Prices, which consent shall not be unreasonably withheld.

     (e) The parties shall cooperate with one another in a manner comparable to that described for such Party in Section 12.7(b) to effect the purposes of this
Section 12.5.

     12.6 Representations. Except as disclosed in Section 12.6 of the Price Disclosure Schedule, each member of the Price Group (other than the Contributors) hereby represents and warrants to Newco and NGP as follows (it being agreed and understood, however, (i) that AGC is making representations and warranties only to Newco and only with respect AGC and its Subsidiaries, (ii) that GEI is making representations and warranties only to NGP and only with respect to GEI and its Subsidiaries, and (iii) that each Transferred Entity is making representations and warranties only to Newco and only with respect to such Transferred Entity and its Subsidiaries):

     (a) Each of the Price Entities (A) has timely filed all material Returns required to be filed on or before the date hereof and all such filed Returns are complete and correct in all material respects, or requests for extensions to file such Returns have been timely filed, granted and have not expired, (B) have paid all Taxes shown as due on such Returns, (C) within the past five years, have not been a "distributing corporation" or a "controlled corporation" in a distribution intended to qualify under Section 355(a) of the Code, and (D) has duly withheld and collected and paid over to the proper Taxing Authority (or are properly holding for payment) with respect to all employees, all employee income, social security, unemployment and any other payroll Taxes required to be withheld, collected or held for payment for all taxable periods ending, and will duly withhold, collect and pay to the proper Taxing Authority all such Taxes that become due, on or before the date hereof. With respect to each of the Price Entities, (i) there are no outstanding powers of attorney enabling any party to represent the Price Entities, or any of them, with respect to any matter relating to Taxes, (ii) no extension of the statute of limitations for the assessment of Taxes has been granted and (iii) no notice of deficiency or proposed deficiency or assessment or proposed assessment has been received from any Taxing Authority with respect to liabilities for Taxes which have not been paid or fully settled and (iv) there are no written or unwritten Tax sharing, allocation or indemnification agreements or arrangements. No Price Entity has ever been a member of any consolidated, combined or unitary group for federal, state, local or foreign Tax purposes or has any liability for the Taxes of any other Person under Treasury Regulation Section 1.1502-6 (or any comparable provision of state, local or foreign law), as successor or transferee, by contract or otherwise.

     (b) Each of European Golf LLC, American Golf (UK) Limited, American Golf of Atlanta, American Golf of Detroit, CW Golf Partners, American Golf Australia Pty Ltd., AGC-Park Hill Joint Venture, Golf Acquisitions LLC, AG Los Coyotes LLC and each of their subsidiaries that are organized as partnerships or limited liability companies as set forth on Schedule 7.2 has, for all taxable periods since their respective dates of formation, been properly classified for U.S. federal income Tax purposes as a partnership or a disregarded entity and not as an association or publicly traded partnership within the meaning of Section 7704(b) of the Code and the Treasury Regulations thereunder.

     (c) Each of AGC, European Golf Corporation, American Golf of Glendale, Myreshan, Inc., and RSJ Golf, Inc. has made a valid election under Subchapter S of the Code to which all Persons who were shareholders on the date of such election gave their (and if necessary each shareholder's spouse gave his or her) consent and each such election has been effective for all taxable periods since each of their respective dates of formation.

     (d) No amount paid or payable (whether in cash, in property or in the form of benefits, or due to the acceleration of the payment or distribution of any cash, property or benefits), separately or in the aggregate, by the Price Entities in connection with the transactions contemplated by this Agreement (either solely as a result thereof or as a result of such transactions in conjunction with any other event) will be an "excess parachute payment" within the meaning of Section 280G of the Code.

     (e) No withholding is required under Section 1445 of the Code in respect of the Prices, any AGC Contributor, or any Transferred Entity Contributor with respect to the Reorganization.

     (f) None of the transactions set forth in Schedules 11.11(a) and (b) will result in the recognition of any income or gain by any of the Price Entities.

     12.7 Cooperation and Exchange of Information.

     (a) The parties shall cooperate with one another with respect to matters related to Taxes of the Price Entities.

     (b) From and after the Closing Date, as soon as practicable, but in any event within forty-five (45) days after a request by the Prices, Newco shall provide (or cause to be provided) the Prices with such cooperation and shall deliver to the Prices such information and data concerning the operations of the Price Entities and make available such knowledgeable employees of the Price Entities as the Prices may reasonably request, to enable the Prices to complete and file all Returns that the Prices, any Price Entity (to the extent such Return is prepared or filed by the Prices pursuant to Section 12.3 of this Agreement) or any of their respective Affiliates may be required to file with respect to the operations and business of the Price Entities or to respond to any Tax Audit with respect to such operations. Such cooperation and information by or from Newco shall include promptly forwarding copies of appropriate notices and forms or other communications received from or sent to any Taxing Authority that relate to Excluded Taxes or any other Taxes of the Prices, the AGC Contributors or the Transferred Entity Contributors, and providing copies of all relevant Returns, together with accompanying schedules and related workpapers, documents relating to rulings or other determinations by any Taxing Authority and records concerning the ownership and tax basis of property, which Newco or its Subsidiaries may possess. The Prices and any of their Affiliates shall provide Newco and its Subsidiaries with similar reasonable cooperation, information and data to the extent the Prices or any of their Affiliates have such records and information in their possession or such employees in their employ.

     (c) The parties shall cooperate in the preparation of all Returns relating in whole or in part to any Pre-Closing Period that are required to be filed after the Closing Date, including furnishing relevant portions of prior years' Returns or Return preparation packages illustrating previous reporting practices or containing historical information relevant to the preparation of such Returns, and furnishing such other information within such party's possession reasonably requested by the person filing such Returns as is relevant to their preparation. In the case of any federal, state, local or foreign joint, consolidated, combined, unitary or group relief system Returns, such cooperation shall also relate to any other taxable periods in which one party could reasonably require the assistance of another party in obtaining any necessary information.

     (d) For a period of seven (7) years after the Closing Date or such longer period as may be required by law, Newco shall, and shall cause its Subsidiaries to, retain all Returns, books and records of, or with respect to the activities of, the Price Entities for all Pre-Closing Periods. Thereafter, prior to disposing of such Returns, books and records, Newco shall, and shall cause its Subsidiaries to, provide the Prices reasonable notice and opportunity to take possession of such Returns, books and records at the Prices' expense.

      12.8 Tax Sharing Agreements. Any Tax sharing agreements between any of the Price Entities, on the one hand, and any Affiliates of the Price Entities that are not themselves Price Entities, on the other hand, shall be terminated on or before the Closing Date and shall thereafter have no further effect for any past, present or future taxable year.

      12.9 Survival. Notwithstanding any other provision of this Agreement, the provisions of this Article XII and Sections 9.7, 10.9 and 10.10 shall survive the Closing until the expiration of all applicable statutes of limitations.

                                  ARTICLE XIII
                              CONDITIONS PRECEDENT

     13.1 Conditions to Each Party's Obligation to Effect the Transactions. The respective obligations of the parties to effect or participate in, as applicable, the AGC Acquisition, the GEI Acquisition, the Transferred Interests Acquisition, the NGP Merger and the NGOP Merger, shall be subject to the satisfaction at or prior to the First Effective Time of the following conditions:

     (a) NYSE Listing. The shares of Newco Common Stock which shall be issued
(i) in the NGP Merger and the NGOP Merger, (ii) upon conversion of the Class C Preferred Stock and (iii) upon exercise of options to purchase shares of Newco Common Stock outstanding immediately after the Second Effective Time, shall have been authorized for listing on the NYSE, subject to official notice of issuance.

     (b) Registration Statement. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

     (c) No Injunctions or Restraints; Illegality. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition (an "INJUNCTION") preventing the consummation of the NGP Merger, the NGOP Merger, the AGC

Acquisition, the GEI Acquisition, the Transferred Interests Acquisition or any of the other transactions contemplated by this Agreement shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Authority which prohibits, materially restricts or makes illegal consummation of the NGP Merger, the NGOP Merger, the AGC Acquisition, the GEI Acquisition, the Transferred Interests Acquisition or any other transaction contemplated by this Agreement.

     (d) Antitrust Approval. Any waiting period applicable under the HSR Act, or other applicable antitrust laws, shall have been terminated or expired and any applicable material foreign legal requirements relating to the consummation of the transactions contemplated by the Reorganization shall have been complied with, as necessary.

     (e) Federal Tax Opinion. Newco, NGP and NGOP shall have received an opinion of Wachtell, Lipton, Rosen & Katz, in form and substance reasonably satisfactory to NGP, dated the Closing Date and substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the First Effective Time, the NGP Merger will qualify as a "reorganization" under Section 368(a) of the Code and the NGP Merger, the AGC Acquisition, the NGOP Merger and the Transferred Interests Acquisition, taken together, will qualify as an exchange under Section 351 of the Code, and AGC and the Prices shall have received an opinion of Latham & Watkins, in form and substance reasonably satisfactory to AGC and the Prices, dated the Closing Date and substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the First Effective Time, the NGP Merger, the AGC Acquisition, the NGOP Merger and the Transferred Interests Acquisition, taken together, will qualify as an exchange under Section 351 of the Code. In rendering such opinions, counsel may require and rely upon representations contained in certificates of the officers of Newco, NGP and the Price Entities.

     13.2 Conditions to Obligations of NGP and Newco. The obligations of NGP and Newco to effect the NGP Merger and the NGOP Merger, and the obligation of Newco to effect the AGC Acquisition, the GEI Acquisition and the Transferred Interests Acquisition, are also subject to the satisfaction, or waiver by NGP or Newco, at or prior to the First Effective Time, of the following conditions:

     (a) Representations and Warranties. The representations and warranties of the Price Group set forth in this Agreement shall be true and correct as of the date of this Agreement (except that if such representations and warranties speak as of an earlier date they shall be true and correct as of such date) and as of the Closing Date as though made on and as of the Closing Date, provided,
                                                               --------
however, that for purposes of this paragraph, such representations and
-------
warranties (other than the representations set forth in Sections 7.3(a), 7.5, 8.1 and 8.3 which shall be true in all respects, and the representations and warranties set forth in Section 7.7, which shall be true in all material respects) shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, and without giving effect to any qualification as to materiality set forth in such representations or warranties, would have a Price Material Adverse Effect. NGP shall have received a certificate signed on behalf of each of AGC, GEI and each of the Transferred Entities by the Chief Executive Officer and the Chief Financial Officer of such entity and a certificate signed by the

Prices on behalf of each of AGC, GEI and each of the Transferred Entities and on their own behalf to the foregoing effect.

     (b) Performance of Obligations of the Price Group. Each member of the Price Group shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and NGP shall have received a certificate signed on behalf of each of AGC, GEI and each of the Transferred Entities by the Chief Executive Officer and the Chief Financial Officer of such entity and a certificate signed by the Prices on behalf of each of AGC, GEI and each of the Transferred Entities and on their own behalf to the foregoing effect.

     (c) Regulatory Approvals. Liquor licenses and other operating permits and consents shall be in place, and be reasonably expected to remain in place for the foreseeable future, so that after the Closing alcoholic beverages can continue to be sold and served in essentially the same manner and on essentially the same terms as before the Closing in compliance with Applicable Law at facilities subject to Leases that account for at least 80% of the total revenue from the sale and/or service of beverages recognized by the Price Entities as set forth in Schedule 13.2(c) of the Disclosure Letter, and all statutory waiting periods in respect thereof shall have expired (all such approvals and the expiration of all such waiting periods being referred to herein as the "REQUISITE REGULATORY APPROVALS").

     (d) Lessor Approvals. Consents required under the change of control provisions of Leases as a result of the transactions contemplated hereby from lessors with respect to (x) all of the Leases identified in Section 13.2(d)(1) of the Disclosure Letter and (y) Leases identified in Schedule 13.2(d)(2) of the Disclosure Letter that, in the aggregate, account for at least 80% of the earnings before interest, taxes, depreciation and amortization set forth in such
Section 13.2(d)(2) of the Disclosure Letter, shall have been obtained; provided,
                                                                       --------
however, that consents shall be deemed to have been obtained with respect to
-------
Leases for which no such consent is required by the terms thereof.

     (e) Other Approvals. The consents set forth on EXHIBIT H hereto shall have been obtained.

     (f) Equity Investment. A third-party investor shall have made an equity investment in Newco and/or provided financing to Newco in an amount and on terms and conditions acceptable to the Board of Directors of NGP, with the full involvement of the Independent Committee; provided, however, that if no such
                                          --------  -------
equity investment shall be made and (i) if any of the Class C Preferred Stock received in the AGC Acquisition or the Transferred Entities Acquisition would be treated as Section 306 stock under the Code following the Reorganization or (ii) if any loss realized in the GEI Acquisition would be disallowed under Section 267 of the Code, any waiver by NGP of this condition shall be subject to a restructuring of the transactions contemplated hereby so that the Class C Preferred Stock received in the AGC Acquisition would not be treated as Section 306 stock under the Code and any loss realized in the GEI Acquisition would not be disallowed under Section 267 of the Code.

     13.3 Conditions to Obligations of the Price Group. The obligation of each member of the Price Group to effect the AGC Acquisition, the GEI Acquisition and the Transferred Entity

Acquisition, as the case may be, is also subject to the satisfaction or waiver by each member of the Price Group at or prior to the First Effective Time of the following conditions:

     (a) Representations and Warranties. The representations and warranties of NGP and Newco set forth in this Agreement shall be true and correct as of the date of this Agreement and (except that if such representations and warranties speak as of an earlier date they shall be true and correct as of such date) as of the Closing Date as though made on and as of the Closing Date; provided,
                                                                  --------
however, that for purposes of this paragraph, such representations and
-------
warranties (other than the representations set forth in Section 9.2(a), which shall be true in all respects) shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, and without giving effect to any qualification as to materiality set forth in such representations or warranties, would have an NGP Material Adverse Effect. The Price Group shall have received a certificate signed on behalf of NGP by the Chief Executive Officer and the Chief Financial Officer of NGP to the foregoing effect.

     (b) Performance of Obligations of NGP and Newco. Each of NGP and Newco shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Price Group shall have received a certificate signed on behalf of NGP by the Chief Executive Officer and the Chief Financial Officer of NGP to such effect.

     (c) Registration Rights Agreement. Newco shall have entered into the Registration Rights Agreement.

                                  ARTICLE XIV
                            TERMINATION AND AMENDMENT

     14.1 Termination. This Agreement may be terminated at any time prior to the First Effective Time, whether before or after the Stockholder Approval is obtained:

     (a) by mutual consent of NGP, on the one hand, and the Price Group, on the other hand, in a written instrument;

     (b) by NGP, if any Governmental Authority or Authorities fail to grant a regulatory approval or consent and such denial has become final and nonappealable, as a result of which the condition set forth in Section 13.2(c) or (d) shall become incapable of being satisfied prior to the six-month anniversary of the date of this Agreement, or any Governmental Authority of competent jurisdiction shall have issued a final nonappealable order permanently enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement, unless the failure of this condition to have been satisfied shall be due to the failure of NGP, NGOP or Newco to perform or observe the covenants and agreements of such party set forth herein;

     (c) by the Price Group, if any Governmental Authority of competent jurisdiction shall have issued a final nonappealable order permanently enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement and such order has had a Price Material Adverse Effect, unless the failure of this condition to have been satisfied shall be due to the failure of any member of the Price Group to perform or observe the covenants and agreements of such party set forth herein;

     (d) by NGP, on the one hand, or the Price Group, on the other hand, if the Closing shall not have been consummated on or before the nine-month anniversary of the date of this Agreement, unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements (other than the representations and warranties, which are addressed in Section 14.1(e)) of such party set forth herein;

     (e) by NGP, on the one hand, or the Price Group, on the other hand (provided that the terminating party is not then in material breach of any representation or warranty (without giving effect to any qualification as to materiality set forth in such representation or warranty) or any covenant or other agreement contained herein) if there shall have been a breach of any of the covenants or agreements or any of the representations or warranties set forth in this Agreement on the part of any member of the Price Group, in the case of a termination by NGP, or NGP or Newco, in the case of a termination by the Price Group, which breach, individually or together with all other such breaches, would constitute, if occurring or continuing on the Closing Date, the failure of any of the conditions set forth in Section 13.2 or 13.3, as the case may be, and which is not cured within 30 days following written notice to the party committing such breach or by its nature or timing cannot be cured prior to the Closing Date;

     (f) by NGP, if any of the Price Entities shall (i) have an order of relief entered with respect to it under the federal bankruptcy laws, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to or acquiesce in the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any material portion of its assets,
(iv) institute any proceeding seeking an order for relief under the federal bankruptcy laws as now or hereinafter in effect or seeking to adjudicate it as a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or (v) take any action authorize or effect any of the foregoing;

     (g) by NGP, if a receiver, trustee, examiner, liquidator or similar official shall be appointed for any of the Price Entities or a proceeding described in Section 14.1(f)(iv) shall be instituted against any of AGC, GEI or any of the Transferred Entities and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of thirty consecutive days;

     (h) by the Price Group, if any of Newco, NGP or NGOP shall (i) have an order of relief entered with respect to it under the federal bankruptcy laws,
(ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to or acquiesce in the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any material portion of its assets, (iv) institute any proceeding seeking an order for relief under the federal bankruptcy laws as now or hereinafter in effect or seeking to adjudicate it as a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or (v) take any action authorize or effect any of the foregoing;

     (i) by the Price Group, if a receiver, trustee, examiner, liquidator or similar official shall be appointed for any of Newco, NGP or NGOP or a proceeding described in Section 14.1(h)(iv) shall be instituted against any of Newco, NGP or NGOP and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of thirty consecutive days;

     (j) by NGP, on the one hand, or David G. Price and Dallas P. Price, on the other hand, if AGC shall have an order of relief entered with respect to it under the federal bankruptcy laws and the Closing shall not have been consummated on or before the nine-month anniversary of the date of this Agreement, unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein; or

     (k) by NGP or the Price Group, if the Stockholder Approval shall not have been obtained at a meeting duly called therefor, including any adjournments or postponements thereof.

     It is agreed and understood that a termination by the Price Group pursuant to this Section 14.1 shall be effective only when a certificate to that effect signed by the Prices, the Trusts and the Representative is delivered to NGP and Newco.

     14.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 14.1, this Agreement shall forthwith become void and have no effect, and none of NGP, Newco, the Price Group, any of their respective Subsidiaries or any of the officers or directors of any of them shall have any liability of any nature whatsoever hereunder, or in connection with the transactions contemplated hereby, except that (i) Sections 11.2(b) and 16.3 shall survive any termination of this Agreement and (ii) notwithstanding anything to the contrary contained in this Agreement, none of NGP, Newco or any member of the Price Group shall be relieved or released from any liabilities or damages arising out of its fraud or willful breach of any provision of this Agreement.

     14.3 Amendment. Subject to compliance with applicable law, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors or comparable governing body, at any time before or after the Stockholder Approval is obtained; provided, however, that after any
                                               --------  -------
Stockholder Approval, there may not be, without further approval of the stockholders of NGP, any amendment of this Agreement which changes the amount or the form of the consideration to be delivered hereunder to the holders of AGC Interests or GEI Interests, or into which shares of NGP Common Stock shall be converted pursuant to the NGP Merger, other than as contemplated by this Agreement. Notwithstanding anything herein to the contrary, it is agreed and understood that this Agreement may not be amended except by an instrument in writing signed by NGP, Newco, the Prices, the Trusts and the Representative on behalf of each of the parties hereto.

     14.4 Extension; Waiver. At any time prior to the First Effective Time, the parties hereto, by action taken or authorized by their respective Board of Directors or comparable governing body, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein; provided, however, that after any Stockholder Approval of the
        --------  -------
transactions contemplated by this Agreement, there may not be, without further approval of the stockholders of NGP, any extension or waiver of this Agreement or any portion thereof which reduces the amount or changes the form of the consideration to be delivered to the holders of AGC Interests or GEI Interests hereunder, or into which shares of NGP Common Stock shall be converted pursuant to the NGP Merger, other than as contemplated by this Agreement. Notwithstanding anything herein to the contrary, any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party (or, in the case of the Represented Contributors, the Representative), but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                                   ARTICLE XV
                                 INDEMNIFICATION

     15.1 Indemnification by the Indemnifying Parties.

     (a) From and after the Closing, the Indemnifying Parties, jointly and severally, shall be liable for, and shall indemnify NGP, Newco and their Subsidiaries and each of their respective officers, directors, employees, stockholders, agents and representatives (the "NGP INDEMNITEES"), against and hold them harmless from, any Losses suffered or incurred by any such NGP Indemnitee (other than any Loss relating to Taxes, for which the indemnification provisions set forth in Section 12.1 shall govern) arising from, relating to or otherwise in respect of (i) any inaccuracy or breach of any representation or warranty made by any member of the Price Group in Sections 7.3(a), 7.5, 7.7 (other than any inaccuracy or breach to the extent arising from or relating to the requirements of any Environmental Law), 7.8, 7.17, 7.18, 7.19, 7.21 and 7.22 of this Agreement (it being agreed that solely for purposes of establishing whether any matter is indemnifiable pursuant to this clause (i), the accuracy of the representations and warranties made by the Price Group shall be determined without giving effect to any qualifications relating to materiality (including Material Adverse Effect), but with giving effect to qualifications as to Nonmaterial Property Matters), (ii) the breach of any covenant or agreement of any covenant of the Price Group in this Agreement (other than covenants and agreements contained in Articles VIII and XII), (iii) any claims by any person other than the parties hereto to any portion of the consideration provided for hereunder or to any other amounts based thereon and (iv) all liabilities and obligations of Myreshan, Inc. and RSJ Golf, Inc. with respect to acts or omissions occurring on or prior to the Closing Date.

     (b) The Indemnifying Parties shall not be required to indemnify any NGP Indemnitee, and shall not have any liability under Section 15.1(a)(i), unless the aggregate of all Losses for which the Indemnifying Parties would, but for this Section 15.1(b), be liable thereunder exceeds on a cumulative basis an amount equal to the Price Group Indemnity Threshold; provided, however, that the
                                                     --------  -------
Indemnifying Parties shall not be liable for Losses to the extent relating to or arising from inaccuracies or breaches of any representation or warranty contained in Section 7.7(b), unless the aggregate of all losses for which the Indemnifying Parties would, but for this Section 15.1(b), be liable exceeds on a cumulative basis $2.5 million.

     15.2 Calculation and Payment of Losses.

     (a) The amount of any Loss for which indemnification is provided under this
Article XV or Article XII shall be net of any amounts actually recovered by the Indemnified Party under insurance policies with respect to such Loss and shall be reduced to take account of any net Tax Benefit realized by the Indemnified Party arising from the incurrence or payment of any such Loss, in each case when and as such Tax cost or Tax Benefit is actually realized through an increase or reduction of Taxes otherwise due. The amount due after any such reduction shall then be increased to take account of any net Tax cost (other than a reduction in Tax basis) incurred by the Indemnified Party arising from the receipt of indemnity payments hereunder (grossed up for such increase). Any indemnity payment under this Agreement shall be treated for tax purposes as an adjustment to the consideration paid in the Reorganization.

     (b) The aggregate indemnification obligations of the Indemnifying Parties pursuant to Article XII and this Article XV shall not exceed the Price Group Indemnity Cap; provided that until indemnifiable Losses in an amount equal to
               --------
the Price Group Indemnity Cap have been claimed and satisfied, Losses attributable to Income Taxes for which there is an indemnification obligation pursuant to Section 12.1 shall be aggregated with all other indemnifiable Losses for purposes of determining if the aggregate indemnification obligations of the Indemnifying Parties has exceeded the Price Group Indemnity Cap, and thereafter the Indemnifying Parties shall, jointly and severally (notwithstanding anything to the contrary in this Section 15.2(b)) indemnify and hold harmless each of the NGP Indemitees against one-half of all Losses attributable to Income Taxes for which there is an indemnification obligation pursuant to Section 12.1; and, provided further, that such limitation shall not apply to the extent that a Loss
-------- -------
results directly from (i) fraud or (ii) a claim described in Section 15.1(a)(iii) or (iv) (each of (i) and (ii), an "NGP INDEMNITEE LIMITATION EXCEPTION").

     (c) On or prior to the Closing, each of the Indemnifying Parties shall execute and deliver to NGP and Newco a pledge and escrow agreement in the form attached as EXHIBIT I, and the Indemnifying Parties shall take all other actions reasonably requested by NGP, to pledge of the Closing (i) one-third of the shares of the Newco Common Stock that they and their Affiliates will receive in the NGP Merger and the NGOP Merger and the other transactions contemplated by this Agreement and (ii) sixty percent of the shares of Class C Preferred Stock that they and their Affiliates will receive in the AGC Acquisition, the GEI Acquisition and the Transferred Interest Acquisition; provided, however, that if
                                                      --------  -------
the Fair Market Value of the Newco Common Stock and Class C Preferred Stock required to be pledged in (i) and (ii) by the Indemnifying Parties on the Closing Date shall exceed in the aggregate the Price Group Indemnity Cap, then the number of shares of Newco Common Stock that each Indemnifying Party must pledge pursuant to (i) shall be reduced by a pro rata amount so that the Fair Market Value of the Newco Common Stock and Class C Preferred Stock required to be pledged in (i) and (ii) by the Indemnifying Parties on the Closing Date shall, in the aggregate, equal the Price Group Indemnity Cap (the amount pledged by each such Person, such Person's "PLEDGED AMOUNT") as security for their obligations under Article XII and this Article XV.

15.3 Termination of Indemnification. The obligations to indemnify and hold harmless any Person pursuant to Articles XII and XV shall terminate when the applicable representation or warranty or covenant terminates pursuant to Section
16.2 (subject to Section 12.9); provided that
                                --------
such obligations to indemnify and hold harmless shall not terminate with respect to any item as to which the Person to be indemnified shall have, before the expiration of the applicable period, previously made a bona fide claim by delivering a notice of such claim pursuant to Section 15.4 to the indemnifying party; provided, further, that in the event of a NGP Indemnitee Limitation
       --------  -------
Exception, the obligation to indemnify shall continue until the expiration of the applicable statute of limitations.

     15.4 Procedures.

     (a) Third Party Claims. In order for a Person (the "INDEMNIFIED PARTY") to be entitled to any indemnification provided for under Section 12.1 or Section
15.1 in respect of, arising out of or involving a claim made by any Person against the Indemnified Party (a "THIRD PARTY CLAIM"), such Indemnified Party must notify the indemnifying party in writing of the Third Party Claim promptly following receipt by such Indemnified Party of written notice of the Third Party Claim; provided, however, that failure to give such notification shall not
       --------  -------
affect the indemnification provided hereunder except to the extent the indemnifying party shall have been actually prejudiced as a result of such failure. Thereafter, the Indemnified Party shall deliver to the indemnifying party, as promptly as practicable following the Indemnified Party's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third Party Claim that are not separately addressed to the indemnifying party.

     (b) Assumption. If a Third Party Claim is made against an Indemnified Party, the indemnifying party shall be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof with counsel selected by the indemnifying party; provided, however, that such counsel is not
                                    --------  -------
reasonably objected to by the Indemnified Party. Should the indemnifying party so elect to assume the defense of a Third Party Claim, the indemnifying party shall not be liable to the Indemnified Party for any reasonable legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof. If the indemnifying party assumes such defense, the Indemnified Party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the indemnifying party, it being understood that the indemnifying party shall control such defense; provided that the indemnifying party shall bear the
                      --------
reasonable fees and expenses of such separate counsel (i) if the parties to any such action or proceeding (including impleaded parties) include any of the Price Entities (other than the Price Entities) and representation of both parties would, in the reasonable opinion of counsel for the Indemnified Party, be inappropriate due to a conflict of interest or (ii) if the indemnifying party shall not have employed counsel (other than counsel that is reasonably objected to by the Indemnified Party) within a reasonable time after the Indemnified Party has given notice of the institution of a Third Party Claim in compliance with Section 15.4(a). The indemnifying party shall be liable for the reasonable fees and expenses of counsel employed by the Indemnified Party for any period during which the indemnifying party has not assumed the defense thereof, provided that such counsel is not reasonably objected to by the indemnifying
--------
party. If the indemnifying party chooses to defend or prosecute a Third Party Claim, all the Indemnified Parties shall cooperate in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the indemnifying party's request) the provision to the indemnifying party of records and information that are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. If the indemnifying party assumes the defense of a Third Party Claim, the Indemnified Party shall not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the indemnifying party's prior written consent (which consent shall not be unreasonably withheld). If the indemnifying party assumes the defense of a Third Party Claim, the Indemnified Party shall agree to any settlement, compromise or discharge of a Third Party Claim that the indemnifying party may recommend and that by its terms obligates the indemnifying party to pay the full amount of the liability in connection with such Third Party Claim, which releases the Indemnified Party completely in connection with such Third Party Claim and that would not otherwise materially adversely affect the Indemnified Party.

     (c) Other Claims. In the event any Indemnified Party should have a claim against any Indemnifying Party under Section 12.1 or Section 15.1 that does not involve a Third Party Claim being asserted against or sought to be collected from such Indemnified Party, the Indemnified Party shall deliver notice of such claim with reasonable promptness to the Indemnifying Party. Subject to Sections
15.3 and 16.2, notwithstanding the foregoing, the failure by any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability that it may have to such Indemnified Party under
Section 12.1 or Section 15.1, except to the extent that the Indemnifying Party shall have been actually prejudiced by such failure. The Indemnifying Party shall have a period of 15 days after the receipt of notice of a claim within which to respond hereto. If such Indemnifying Party does not respond in writing within such 15-day period, such Indemnifying Party shall be conclusively deemed to have consented to the recovery by the Indemnified Person of the full amount of Losses specified in the notice of claim. If such Indemnifying Party rejects such claim in whole or in part (a "CONTESTED CLAIM"), the parties shall resolve such claim by (i) a written settlement agreement or (ii) in the absence of a written settlement agreement, by submitting the Contested Claim to binding arbitration pursuant to Section 15.5 of this Agreement.

15.5 Arbitration.

     (a) Each of NGP, Newco and each of the Indemnifying Parties agree that any Contested Claim which has not been settled within 15 days after the Indemnifying Party rejects such claim in whole or in part shall be submitted to mandatory, final and binding arbitration before J.A.M.S. ENDISPUTE or its successor ("J.A.M.S."), pursuant to the United States Arbitration Act, 9 U.S.C., Section 1 et seq. and that any such arbitration will be conducted in Los Angeles County, California. Any of NGP, Newco and the Indemnifying Parties may commence the arbitration process called for by this Article XV by filing a written demand for arbitration with J.A.M.S. and giving a copy of such demand to each of the other parties to this Agreement. The arbitration will be conducted in accordance with the provisions of J.A.M.S.'s Streamlined Arbitration Rules and Procedures in effect at the time of filing of the demand for arbitration, subject to the provisions of this Section 15.5; provided, however that in all events discovery
                                 --------  -------
shall be available to each party to the same extent as it would be if the claim were litigated in a judicial proceeding governed by Delaware law exclusively. The parties will cooperate with J.A.M.S. and with each other in promptly selecting an arbitrator from J.A.M.S.'s panel of neutrals, and in scheduling the arbitration proceedings in order to fulfill the provisions, purposes and intent of this Agreement. The parties covenant that they will participate in the arbitration in good faith, and that they will share in its costs in accordance with Section 15.5(b) below. The provisions of this Section 15.5 may be enforced by any court of competent jurisdiction in the State of Delaware, and the party seeking enforcement will be entitled to an award of all costs, fees and expenses, including attorneys' fees, to be paid by the party against whom enforcement is ordered. Subject to the provisions of Section 15.5(h) below, judgment upon the award rendered by the arbitrator may be entered in any court having competent jurisdiction.

     (b) Payment of Costs.  NGP and Newco, on the one hand, and the Indemnifying
         ----------------
Parties, on the other hand, will bear the expense of deposits and advances required by the arbitrator in equal proportions, but either party may advance such amounts, subject to recovery as an addition or offset to any award. The arbitrator will award to the prevailing party, as determined by the arbitrator, all reasonable costs, fees and expenses related to the arbitration, including reasonable fees and expenses of attorneys, accountants and other professionals incurred by the prevailing party. If such an award would result in manifest injustice, however, the arbitrator may apportion such costs, fees and expenses between the parties in such a manner as the arbitrator deems just and equitable.

     (c) Burden of Proof. For any Contested Claim submitted to arbitration, the
         ---------------
burden of proof will be as it would be if the claim were litigated in a judicial proceeding governed by Delaware law exclusively.

     (d) Award.  Upon the conclusion of any arbitration  proceedings  hereunder,
         -----
the arbitrator will render findings of fact and conclusions of law and a final written arbitration award setting forth the basis and reasons for any decision reached (the "FINAL AWARD") and will deliver such documents to NGP, Newco and the Indemnifying Parties, together with a signed copy of the Final Award. Subject to the provisions of Section 15.5(h) below, the Final Award will constitute a conclusive determination of all issues in question, binding upon NGP, Newco and the Indemnifying Parties, and will include an affirmative statement to such effect. To the extent that the Final Award determines that any Indemnified Party has actually incurred Losses in connection with the Contested Claim through the date of the Final Award ("INCURRED LOSSES"), the Final Award will set forth and award to such indemnified person the amount of such Incurred Losses. Nothing in this Section 15.5(d) shall be deemed to relieve any Indemnified Party from any duty that may be imposed on such person by Applicable Law to attempt to mitigate such person's damages.

     (e) Timing. The NGP, Newco, the Indemnifying Parties and the arbitrator
         ------
will conclude each arbitration pursuant to this Section 15.5 as promptly as possible for the Contested Claim being arbitrated.

     (f) Terms of Arbitration  The arbitrator chosen in accordance with these
         ---------------------
provisions will not have the power to alter, amend or otherwise affect the terms of these arbitration provisions or the provisions of this Agreement.

     (g) Exclusive  Remedy.  Except as specifically otherwise provided in this
         -----------------
Agreement, arbitration conducted in accordance with this Agreement will be the sole and exclusive remedy of the parties for any claim made pursuant to this
Article XV and Section 12.1.

     (h)  Treatment of Losses. Upon issuance and delivery of the Final Award as
          -------------------
provided in Section 15.5(d) above, an Indemnified Party will immediately be entitled to recover the amount of any Incurred Losses determined and awarded to such Indemnified Party under such Final Award and such Incurred Losses will be deemed to be owed to such Indemnified Party for purposes of this Agreement.

     15.6 Exclusive Remedy. The parties hereto hereby acknowledge and agree that, from and after the Closing except in the case of fraud, affirmative misrepresentation, willful breach or with respect to matters for which the remedy of specific performance, injunctive relief or other non-monetary equitable remedies (other than declaratory judgment actions) are available, the sole and exclusive remedy of the parties hereto with respect to any and all monetary claims arising from any breach of any representation or warranty set forth herein (other than in Section 12.6) shall be pursuant to the indemnification provisions set forth in this Article XV, and the sole and exclusive remedy of the parties hereto with respect to any and all monetary claims with respect to any breach of any representation or warranty set forth in
Section 12.6, shall be pursuant to the indemnification provisions of Article XII as modified by this Article XV.

                                  ARTICLE XVI
                               GENERAL PROVISIONS

     16.1 Closing. Subject to the terms and conditions of this Agreement, the closing of the NGP Merger, the NGOP Merger, the AGC Acquisition, the GEI Acquisition and the Transferred Entity Acquisition (the "CLOSING") will take place at 10:00 a.m. on a date and at a place to be specified by the parties, which shall be no later than three Business Days after the satisfaction or waiver (subject to applicable law) of the latest to occur of the conditions set forth in Article XIII, unless extended by mutual agreement of the parties (the "CLOSING DATE").

     16.2 Survival of Representations, Warranties and  Agreements. Subject to
Section 12.9, all representations and warranties in this Agreement, including any covenants, exhibits or schedules made a part of this Agreement, or in any instrument executed and delivered in fulfillment of the requirements of this Agreement and any covenants or other agreements the performance of which is specified to occur on or prior to the Closing Date or the Closing shall survive the Closing until March 31, 2004; except that the representations and warranties in Sections 7.5 shall not terminate, but shall continue until the expiration of the statute of limitations relating thereto. Subject to Section 12.9, all covenants or other agreements which by their terms are required to be performed after the Closing shall survive the Closing indefinitely or for such lesser period of time as may be specified herein.

     16.3 Expenses. Except as otherwise expressly provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense; provided,
                                                                       --------
however, that if the transactions contemplated by this Agreement are
-------
consummated, Newco shall pay, or cause to be paid, all reasonable expenses and obligations of AGC incurred in connection with the Reorganization, but in no event shall the amount paid by Newco exceed $2 million; and provided further
                                                            -------- -------
that all transfer taxes required to be paid in connection with the transactions contemplated hereby shall be shared equally by the Indemnifying Parties, on the one hand, and Newco, on the other.

     16.4 Authority of Independent Committee. The parties hereto agree that, except as otherwise expressly provided herein, the Independent Committee shall have the sole authority to exercise any discretion granted hereunder to NGP or Newco (including the discretion granted in Sections 10.1, 14.1, 14.3 and 14.4).

     16.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, (b) on the first Business Day following the date of dispatch if delivered by a nationally recognized next-day courier service, (c) on the third Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid or (d) if sent by facsimile transmission, when transmitted and receipt is confirmed. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice):

     (a) if to NGP or Newco, to:

         National Golf Properties, Inc.
         2951 28th Street, Suite 3001
         Santa Monica, California 90405
         Attn: General Counsel

         Fax: (310) 664-6170

         with a copy to:

         Wachtell, Lipton, Rosen & Katz
         51 W. 52nd Street
         New York, New York 10019
         Attn: Adam D. Chinn
         David C. Karp

         Fax: (212) 403-2000

         and

     (b) if to the Prices, to:

         David G. Price and Dallas P. Price
         2951 28th Street,
         Santa Monica, California  90405


         Fax:  (310) 646-6165
         with a copy to:

         Latham & Watkins
         633 West Fifth Street, Suite 4000
         Los Angeles, California  90017
         Attn:  David B. Rogers

         Fax:  (213) 891-8763

     (c) if to the AGC Contributors, to:

         Edward R. Sause and Jamie Price
         American Golf Corporation
         2951 28th Street
         Suite 3000
         Santa Monica, California  90405

         Fax:  (310) 646-6165

         and:
         Joan P. Anawalt
         106 Barlow Road
         Ketchum, Idaho  83340

         Fax:  (208) 726-9182

         with a copy to:

         Gibson, Dunn & Crutcher LLP
         333 South Grand Ave., Suite 4700
         Los Angeles, California  90071
         Attn:  Kenneth M. Doran

         Fax:  (213) 229-6537

    (d)  if to American Golf Corporation, to:

         American Golf Corporation
         2951 28th Street
         Suite 3000
         Santa Monica, California  90405
         Attn:  General Counsel

         Fax:

         with a copy to:

         Latham & Watkins
         633 West Fifth Street, Suite 4000
         Los Angeles, California  90017
         Attn:  David B. Rogers

         Fax:  (213) 891-8763

    (e)  if to Golf Enterprises, Inc.:

         Golf Enterprises, Inc.
         2951 28th Street
         Suite 3000
         Santa Monica, California  90405
         Attn:  General Counsel

         Fax:

         with a copy to:

         Latham & Watkins
         633 West Fifth Street, Suite 4000
         Los Angeles, California  90017
         Attn:  David B. Rogers

         Fax:  (213) 891-8763

    (f)  if to the Transferred Entity Contributors, to:

         American Golf Corporation
         2951 28th Street
         Suite 3000
         Santa Monica, California  90405
         Attn:  General Counsel

         Fax:

         with a copy to:

         Latham & Watkins
         633 West Fifth Street, Suite 4000
         Los Angeles, California  90017
         Attn:  David B. Rogers

         Fax:  (213) 891-8763

     16.6 Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". No provision of this Agreement shall be construed to require NGP, Newco, the Prices, the Trusts, AGC, GEI, the AGC Contributors or the Transferred Entity Contributors or any of their respective Subsidiaries or affiliates to take any action which would violate Applicable Law. For purposes of this Agreement the "ordinary course of business" shall mean the ordinary course of business for a comparable company in the property management industry. It is agreed and understood that any bankruptcy or similar proceeding with respect to a party to a Contract instituted after the Closing Date, or a rejection of such Contract in any such proceeding, shall not itself cause a breach of Section 7.8. Notwithstanding anything herein to the contrary, no Contributor shall have any obligation with respect to any covenant or agreement contained in Articles X or XI, except pursuant to Section 10.5 and 11.1.

     16.7 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     16.8 Entire Agreement. This Agreement (including the attachments hereto and the documents and the instruments referred to herein (including the Disclosure Letter)) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof other than the Confidentiality Agreement.

     16.9 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law provisions thereof that may require the application of the laws of another jurisdiction (except to the extent that mandatory provisions of federal law or of the MBCL or DRULPA are applicable). Subject to
Section 15.5, the parties hereby irrevocably submit to the exclusive jurisdiction of the courts of the State of Delaware and the Federal courts of the United States of America located in the State of Delaware in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware State or Federal court. Subject to Section 15.5, the parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in this Section 16.9 or in such other manner as may be permitted by law shall be valid and sufficient service thereof.

     16.10 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     16.11 Publicity. Except as otherwise required by Applicable Law or the rules of the NYSE, none of NGP or Newco, on the one hand, or the Price Group, on the other hand, shall, or shall permit any of its Subsidiaries or Affiliates to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the consent of the Prices, in the case of a proposed announcement or statement by NGP or Newco, or NGP, in the case of a proposed announcement or statement by any member of the Price Group, which consent shall not be unreasonably withheld.

     16.12 Assignment; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. This Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

     16.13 Waiver of Jury Trial. EACH OF NGP, NEWCO, THE PRICES, AGC, GEI, THE AGC CONTRIBUTORS AND THE TRANSFERRED ENTITY CONTRIBUTORS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

     16.14 Termination of AGC Contributor Agreements.

     (a) The parties hereto agree that the agreements listed on EXHIBIT K hereto (the "AGC CONTRIBUTOR AGREEMENTS") shall terminate as of the Closing Date. Such termination shall: (i) fully release each party to the AGC Contributor Agreements and the AGC Equity Interests from any and all restrictions, including voting restrictions contained in any of the AGC Contributor Agreements; (ii) fully release each party to the AGC Contributor Agreements from any and all pledges of AGC Equity Interests under any of the AGC Contributor Agreements; and
(iii) fully release each party to the AGC Contributor Agreements from any and all obligations and rights provided under the AGC Contributor Agreements.

     (b) The Consent of Trustee in the form attached hereto as EXHIBIT L shall be executed on the date hereof.

     16.15 Representative of the AGC Contributors and Transferred Entity Contributors. The AGC Contributors and Transferred Entity Contributors, other than the Trusts (collectively, the "REPRESENTED CONTRIBUTORS") hereby designate Edward R. Sause, Jamie Price and Joan P. Anawalt as their representative (collectively, the "REPRESENTATIVE") and as the attorney-in-fact and agent for and on behalf of each such person with respect to the taking by the Representative of any and all actions and the making of any decisions required or permitted to be taken by the Represented Contributors under this Agreement. The Represented Contributors will be bound by all actions taken and documents executed by the Representative in connection herewith, and Newco, NGP and NGOP will be entitled to rely on any action or decision of the Representative. In performing the functions specified in this Agreement, the Representative will not be liable to any Represented Contributor or any other signatory to this Agreement in the absence of gross negligence or willful misconduct on the part of the Representative. Any out-of-pocket costs and expenses reasonably incurred by the Representative in connection with actions taken by the Representative pursuant to the terms hereof (including the hiring of legal counsel and the incurring of legal fees and costs) will be paid by the Represented Contributors to the Representative pro rata in proportion to their respective percentage equity interests as reflected in EXHIBIT C to this Agreement. A majority of the percentage equity interests of the Represented Contributors (as reflected in EXHIBIT C to this Agreement) may from time to time in their sole and absolute discretion replace or substitute the Representative by sending to Newco written notice of their desire to replace or substitute the Representative and stating the name of the successor representative. Such successor representative shall be deemed the Representative for all purposes of this Agreement.

                            (signature pages follow)

         IN WITNESS WHEREOF, the parties below have caused this Agreement to be executed by themselves or their respective officers or representatives thereunto duly authorized as of the date first above written.

                                       NATIONAL GOLF PROPERTIES, INC.


                                       By:/s/ Charles S. Paul
                                          -----------------------------------
                                       Name: Charles S. Paul
                                       Title: Interim Chief Executive Officer


                                       AMERICAN INTERNATIONAL GOLF, INC.


                                       By:/s/ Charles S. Paul
                                          -----------------------------------
                                       Name: Charles S. Paul
                                       Title: Chief Executive Officer


                                       NATIONAL GOLF OPERATING PARTNERSHIP, L.P.
                                       By:   National Golf Properties, Inc.,
                                             its General Partner

                                       By:/s/ Charles S. Paul
                                          -----------------------------------
                                       Name: Charles S. Paul
                                       Title: Interim Chief Executive Oficer


                                       AMERICAN GOLF CORPORATION


                                       By:/s/ David G. Price
                                          -----------------------------------
                                       Name: David G. Price
                                       Title:

                                       GOLF ENTERPRISES, INC.


                                       By:/s/ David G. Price
                                          -----------------------------------
                                       Name: David G. Price
                                       Title:


                                       /s/ David G. Price
                                       --------------------------------------
                                       David G. Price


                                       /s/ Dallas P. Price
                                       --------------------------------------
                                       Dallas P. Price

David G. Price Trust dated                 Dallas P. Price Trust dated
March 5, 1998                              May 14, 1998

By:/s/ David G. Price                      By:/s/ Dallas P. Price
   -----------------------                    ------------------------
David G. Price                             Dallas P. Price


Joan P. Anawalt 1995 Revocable Trust       Richard Bermudez and Nellie Bermudez
dated March 30, 1995

/s/ Joan P. Anawalt                        /s/ Richard Bermudez
---------------------------                ---------------------------
Joan P. Anawalt                            Richard Bermudez

                                           /s/ Nellie Bermudez
                                           ---------------------------
                                           Nellie Bermudez



Kathryn McCormack Revocable Trust         Larkin McCormack
dated December 3, 1996

By:/s/ Kathryn McCormack                  By:/s/ Kathryn McCormack
   ---------------------------               -------------------------
Kathryn McCormack, Trustee                Kathryn McCormack, Custodian under
                                          California Uniform Transfers to
                                          Minors Act


The Blair and Hillary Glyn Peterson       Glyn Kathleen Peterson
Trust dated April 4, 2001

By:/s/ Hillary Glyn Peterson              By:/s/ Hillary Glyn Peterson
   ---------------------------               --------------------------
Hillary Glyn Peterson, Trustee            Hillary Glyn Peterson, Custodian under
                                          California Uniform Transfers to Minors
                                          Act

By:/s/ Blair William Peterson
   ---------------------------
Blair William Peterson, Trustee


Spence Dickson Peterson                   The Tifney E. Stewart 1996 Revocable
                                          Trust dated December 2, 1996

By:/s/ Hillary Glyn Peterson              By:/s/ Tifney Stewart
   ---------------------------               -------------------------
Hillary Glyn Peterson, Custodian             Tifney Stewart, Trustee
under California Uniform Transfers
to Minors Act


The S. Allyn Stewart 1996 Revocable
Trust dated December 2, 1996

By:/s/ S. Allyn Stewart
   ---------------------------
   S. Allyn Stewart, Trustee

/s/ Sheri Lynn Price                     /s/ Terry Price Roberts
------------------------------           ------------------------------
Sheri Lynn Price, a married woman        Terry Price Roberts, as her sole
as her sole and separate                 and separate property
property



/s/ Christy Anne Stanich                 /s/ Jamie Barbara Price
------------------------------           ------------------------------
Christy Anne Stanich, a married          Jamie Barbara Price, an unmarried woman
woman as her sole and separate
property



/s/ David Gyln Price, Jr.                /s/ Craig Price and Sheri Lynn Price
------------------------------           ------------------------------------
David Gyln Price, Jr., a married         Craig Price and Sheri Lynn Price,
man as his sole and                      husband and wife as community property
separate property



/s/ Bonnie Jean Mattern                   /s/ Edward R. Sause
------------------------------            ------------------------------
Bonnie Jean Mattern                       Edward R. Sause



/s/ Michael Barendse                      /s/ James Stanich
------------------------------            ------------------------------
Michael Barendse                          James Stanich

RSJ Golf, Inc.                            Joan P. Stewart Income Trust, dated
                                          August 23, 1998

By:/s/ David G. Price                     By:/s/ Joan P. Anawalt
   --------------------------             ---------------------------
   Name: David G. Price                   Joan P. Anawalt, Trustee
   Title:

/s/ Ernest C. Burns                        /s/ Barbara Colton
-----------------------------              -----------------------------
Ernest C. Burns                            Barbara Colton